SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):               MARCH 11, 1999
                                                               ---------------



                          BAY VIEW CAPITAL CORPORATION
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            (Exact name of registrant as specified in its charter)




DELAWARE                         0 -17901                       94-3078031
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(State or other        (Commission File Number)                  (IRS Employer
jurisdiction of                                                 Identification
incorporation)                                                       No.)




1840 GATEWAY DRIVE, SAN MATEO, CALIFORNIA                                94404
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(Address of principal executive offices)                            (Zip Code)



       Registrant's telephone number, including area code (650) 573-7300


                                       N/A
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        (Former name or former address, if changed since last report.)

Item 5.     OTHER EVENTS.

      On March 11, 1999, Franchise Mortgage Acceptance Company, a Delaware corporation ("FMAC"), and Bay View Capital Corporation, a Delaware corporation ("Bay View"), entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement"), which is filed herewith as Exhibit 2 and is incorporated herein by reference. Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, FMAC will be merged (the "Merger") with and into Bay View. It is the intent of Bay View that following the Merger substantially all of the assets and liabilities of FMAC will be contributed to a newly-formed, wholly-owned subsidiary of Bay View Bank, N.A. At the Effective Time (as defined in the Merger Agreement) of the Merger, each issued and outstanding share of common stock of FMAC (other than shares held by the FMAC as treasury stock, owned by Bay View or any of its subsidiaries, or held by dissenting stockholders of FMAC) will be converted into the right to receive either $10.25 (subject to possible increase pursuant to Section 1.3(a)(i) of Merger Agreement) in cash, or 0.5125 (subject to possible increase pursuant to Sections 1.3(a)(i) and 7.1(g) of the Merger Agreement) shares of Bay View common stock. FMAC's shareholder elections are subject to the aggregate number of the FMAC's common stock to be exchanged for Bay View common stock being equal to 60% of the number of shares of FMAC's common stock outstanding immediately prior to closing the transaction and none of FMAC's shareholders owning more than 9.9% of Bay View's common stock, on a pro forma basis.

      FMAC and Bay View have issued a joint Press Release announcing the Merger Agreement, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

      Concurrently with the execution and delivery of the Merger Agreement, Bay View entered into a Voting Agreement, dated March 11, 1999, with FMAX Holdings, L.L.C. ("FMAX"), which is filed herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS


(c)   EXHIBITS:

      2 Agreement and Plan of Merger and Reorganization, dated as of March 11, 1999, by and between Bay View and FMAC.

      99.1  Joint Press Release of Bay View and FMAC issued March 11, 1999.

      99.2 Voting Agreement, dated as of March 11, 1999, between Bay View and FMAX.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    BAY VIEW CAPITAL CORPORATION



Date: March 18, 1999               By:  /s/ Robert J. Flax
                                        ----------------------------------
                                           Robert J. Flax
                                           Executive Vice President,
                                             General Counsel and Secretary

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                  DESCRIPTION



    2 Agreement and Plan of Merger and Reorganization, dated as of March 11, 1999, by and between Bay View and FMAC.

   99.1     Joint Press Release of Bay View and FMAC issued March 11, 1999.

   99.2     Voting  Agreement, dated as of March 11, 1999,  between Bay View and
            FMAX.

                                                                       EXHIBIT 2




               -----------------------------------------------

               AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                 BY AND BETWEEN

                          BAY VIEW CAPITAL CORPORATION

                                       AND

                      FRANCHISE MORTGAGE ACCEPTANCE COMPANY

               -----------------------------------------------



                               ----------------

                                 March 11, 1999

                               ----------------

                                TABLE OF CONTENTS

ARTICLE I

      THE MERGER AND RELATED MATTERS.........................................2
      1.1   MERGER; SURVIVING CORPORATION....................................2
      1.2   EFFECTIVE TIME OF THE MERGER.....................................2
      1.3   MERGER...........................................................2
      1.4   CLOSING.........................................................10

ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF BAY VIEW............................11
      2.1   ORGANIZATION....................................................11
      2.2   AUTHORIZATION...................................................11
      2.3   CONFLICTS.......................................................11
      2.4   ANTI-TAKEOVER PROVISIONS INAPPLICABLE...........................12
      2.5   CAPITALIZATION..................................................12
      2.6   BAY VIEW FINANCIAL STATEMENTS; MATERIAL CHANGES.................12
      2.7   BAY VIEW SUBSIDIARIES...........................................13
      2.8   BAY VIEW FILINGS................................................14
      2.9   BAY VIEW REPORTS................................................14
      2.10  COMPLIANCE WITH LAWS............................................15
      2.11  REGISTRATION STATEMENT; PROXY  STATEMENT........................15
      2.12  LITIGATION......................................................16
      2.13  LICENSES........................................................16
      2.14  TAXES...........................................................17
      2.15  INSURANCE.......................................................18
      2.16  LOANS; INVESTMENTS..............................................18
      2.17  ALLOWANCE FOR POSSIBLE LOAN LOSSES..............................19
      2.18  COMPLIANCE WITH ENVIRONMENTAL LAWS..............................19
      2.19  DEFAULTS........................................................21
      2.20  OPERATIONS SINCE DECEMBER 31, 1998..............................21
      2.21  UNDISCLOSED LIABILITIES.........................................21
      2.22  INSIDER INTERESTS...............................................21
      2.23  BROKERS AND FINDERS.............................................21
      2.24  ACCURACY OF INFORMATION.........................................22
      2.25  GOVERNMENTAL APPROVALS AND OTHER CONDITIONS.....................22
      2.26  YEAR 2000 COMPLIANT.............................................22

ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF FMAC................................22
      3.1   ORGANIZATION. ..................................................22
      3.2   AUTHORIZATION...................................................22
      3.3   CONFLICTS.......................................................23
      3.4   ANTI-TAKEOVER PROVISIONS INAPPLICABLE...........................23

      3.5   CAPITALIZATION AND STOCKHOLDERS.................................23
      3.6   FMAC FINANCIAL STATEMENTS; MATERIAL CHANGES.....................24
      3.7   FMAC SUBSIDIARIES...............................................24
      3.8   FMAC FILINGS....................................................25
      3.9   FMAC REPORTS....................................................25
      3.10  COMPLIANCE WITH LAWS............................................26
      3.11  REGISTRATION STATEMENT; PROXY STATEMENT.........................26
      3.12  LITIGATION......................................................26
      3.13  LICENSES.  .....................................................27
      3.14  TAXES...........................................................27
      3.15  INSURANCE.......................................................28
      3.16  LOANS; INVESTMENTS..............................................29
      3.17  ALLOWANCE FOR POSSIBLE LOAN LOSSES..............................33
      3.18  FMAC BENEFIT PLANS..............................................33
      3.19  COMPLIANCE WITH ENVIRONMENTAL LAWS..............................36
      3.20  CONTRACTS AND COMMITMENTS.......................................37
      3.21  DEFAULTS........................................................38
      3.22  OPERATIONS SINCE DECEMBER 31, 1998..............................38
      3.23  RECORDS.........................................................40
      3.24  UNDISCLOSED LIABILITIES.........................................40
      3.25  ASSETS..........................................................40
      3.26  INDEMNIFICATION.................................................41
      3.27  INSIDER INTERESTS...............................................41
      3.28  REGISTRATION OBLIGATIONS........................................42
      3.29  TAX AND RELATED MATTERS.........................................42
      3.30  BROKERS AND FINDERS.............................................42
      3.31  ACCURACY OF INFORMATION.........................................42
      3.32  GOVERNMENTAL APPROVALS AND OTHER CONDITIONS.....................42
      3.33  YEAR 2000 COMPLIANT.............................................42

ARTICLE IV

      COVENANTS OF FMAC AND BAY VIEW........................................43
      4.1   FMAC BUSINESS IN ORDINARY COURSE................................43
      4.2   CERTAIN ACTIONS.................................................46
      4.3   BAY VIEW BUSINESS IN ORDINARY COURSE............................47

ARTICLE V

      ADDITIONAL AGREEMENTS.................................................48
      5.1   INSPECTION OF RECORDS; CONFIDENTIALITY..........................48
      5.2   REGISTRATION STATEMENT; STOCKHOLDER APPROVAL....................48
      5.3   AGREEMENTS OF AFFILIATES........................................49
      5.4   EXPENSES........................................................49
      5.5   COOPERATION.....................................................49

      5.6   REGULATORY APPLICATIONS.........................................51
      5.7   CURRENT INFORMATION.............................................51
      5.8   PRESS RELEASE...................................................51
      5.9   LITIGATION MATTERS..............................................51
      5.10  TAX OPINION.  ..................................................51
      5.11  BENEFITS AND RELATED MATTERS....................................52
      5.12  RESERVATION OF SHARES TO SATISFY FMAC CONTINUING
            OPTIONS.........................................................52
      5.13  LISTING.  ......................................................52
      5.14  INDEMNIFICATION: DIRECTORS' AND OFFICERS' INSURANCE.............52
      5.15  REPORTS TO THE SEC..............................................54
      5.16  ENVIRONMENTAL REPORTS...........................................54
      5.17  IMPERMISSIBLE ACTIVITIES........................................54
      5.18  POST-MERGER.....................................................54
      5.19  FMAC ACKNOWLEDGMENTS............................................54
      5.20  DIRECTOR OF BAY VIEW............................................54
      5.21  TRANSFER OF FMAC NAME...........................................54
      5.22  BAY VIEW ACKNOWLEDGMENT.........................................54
      5.23  FMAC EMPLOYEES..................................................55
      5.24  FINANCIAL REPORTING OBLIGATIONS AND TAX GROSS-UP
            PAYMENTS........................................................55

ARTICLE VI

      CONDITIONS............................................................55
      6.1   CONDITIONS TO THE OBLIGATIONS OF BAY VIEW.......................55
      6.2   CONDITIONS TO THE OBLIGATIONS OF FMAC...........................56
      6.3   CONDITIONS TO THE OBLIGATIONS OF THE PARTIES....................57

ARTICLE VII

      TERMINATION; AMENDMENT; WAIVER........................................58
      7.1   TERMINATION.....................................................58
      7.2   LIABILITIES AND REMEDIES; BREAK-UP FEE..........................61
      7.3   SURVIVAL OF AGREEMENTS..........................................63
      7.4   AMENDMENT.......................................................63
      7.5   WAIVER..........................................................63

ARTICLE VIII

      GENERAL PROVISIONS....................................................64
      8.1   SURVIVAL........................................................64
      8.2   NOTICES.........................................................64
      8.3   APPLICABLE LAW..................................................65
      8.4   HEADINGS, ETC...................................................65
      8.5   SEVERABILITY....................................................65
      8.6   ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT;
            COUNTERPARTS; EFFECT............................................65

                                  EXHIBIT LIST

Exhibit A - Form of Voting Agreement (see exhibit 99.2)

Exhibit B - Form of Affiliate Agreement (excluded)

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


      THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") dated March 11, 1999, is by and between BAY VIEW CAPITAL CORPORATION, a Delaware corporation ("Bay View"), and FRANCHISE MORTGAGE ACCEPTANCE COMPANY, a Delaware corporation ("FMAC").

      A. Bay View and FMAC wish to provide for the terms and conditions of the following described business combination in which FMAC will be merged (the "Merger") with and into Bay View with Bay View as the surviving corporation in the Merger.

      B. The respective Boards of Directors of Bay View and FMAC expect that the Merger, on the terms and conditions set forth herein, is in the best interests of their stockholders and will further the business interests of their respective corporations.

      C. It is the intent of Bay View that following the Merger it shall contribute all or substantially all of the assets and liabilities of FMAC received by Bay View in the Merger to Bay View Bank, N.A., a national bank and a wholly owned first-tier subsidiary of Bay View ("Bay View Bank"), which in turn shall contribute such assets and liabilities to a newly formed wholly-owned subsidiary of Bay View Bank ("New FMAC").

      D. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended ("Code"), and this Agreement shall constitute a plan of reorganization pursuant to Section 368 of the Code.

      E. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase.

      F. The parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

      G. Concurrently with the execution and delivery of this Agreement, and as a condition to and inducement for Bay View to enter into this Agreement, Bay View and FMAX Holdings, LLC have entered into a voting agreement in the form attached hereto as Exhibit A ("Voting Agreement").

      Accordingly, and in consideration of the representations, warranties, covenants, agreements and conditions herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                         THE MERGER AND RELATED MATTERS

      1.1 MERGER; SURVIVING CORPORATION. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the Delaware General Corporation Law ("DGCL"), at the Effective Time (as defined in Section 1.2), FMAC shall be merged with and into Bay View pursuant to the terms and conditions set forth herein. Upon the consummation of the Merger, the separate corporate existence of FMAC shall cease and Bay View shall continue as the surviving corporation in the Merger under the laws of the state of Delaware. The name of Bay View as the surviving corporation in the Merger shall be "Bay View Capital Corporation". The Merger shall have the effects prescribed in the DGCL, including that from and after the Effective Time Bay View, as the surviving corporation in the Merger, shall possess all of the properties and rights of FMAC, including all rights in and to the name "Franchise Mortgage Acceptance Company".

      1.2 EFFECTIVE TIME OF THE MERGER. As soon as practicable after each of the conditions set forth in Article VI hereof have been satisfied or waived, the parties will file, or cause to be filed, with the Delaware Secretary of State, a certificate of merger and such other documents as they may deem necessary or appropriate to effectuate the Merger, which certificate of merger and such other documents shall in each case be in the form required by and executed in accordance with the applicable provisions of the DGCL. The Merger shall become effective at such time as is specified in the certificate of merger ("Effective Time").

      1.3   MERGER.

            (a)   CONVERSION OF FMAC STOCK.  At the Effective Time:

                  (i) Each  share of common  stock of FMAC,  $.001 par value per share (the "FMAC Common Stock"), issued and outstanding immediately prior thereto (except for Dissenting Shares, if applicable (as defined in Section 1.3(e)) shall, by virtue of the Merger and without any action on the part of the parties hereto or the holder thereof, but subject to this Section 1.3(a), Section 1.3(c) and
            Section 1.3(g), be converted into the right to receive, at the election of the holder thereof as provided in Section 1.3(b), either:

                        (1)  $10.25  in  cash,  as  adjusted   pursuant  to  the
                  provisions   hereinafter   contained   (the  "Per  Share  Cash
                  Consideration"); or

                        (2) a number of shares of the  common  stock of Bay View
                  ("Bay View Common Stock"), par value $.01 per share (and the associated rights (the "Rights") under the Stockholder Protection Rights Agreement dated as of July 31, 1990, as amended, between Bay View and Manufacturers Hanover Trust Company of California, as Rights Agent) equal to the quotient (the "Exchange Ratio," as subject to possible adjustment as set forth in Section 7.1(g)) of the Per Share Cash Consideration divided by $20.00 (the "Per Share Stock Consideration").

               The Merger  Consideration  (as defined  below) shall be increased
          (A) in an amount that the good faith estimated decrease in the consolidated stockholders' equity of FMAC arising from financial reporting adjustments on account of tax gross up payments or the nondeductability of payments under Sections 162(m) or 280G of the Code is less than $3.7 million as determined by KPMG, LLP, based upon a value of Bay View Common Stock equal to $20.00 per share, at least five business days prior to the date of the mailing of the Proxy Statement (as defined in Section 2.3) and (B) in an equitable amount reasonably determined by agreement of the parties in the event that the number of Out-of-the-Money Options (as defined below) is less than 728,277 after adding back to such number any Out-of-the-Money Options that have been theretofore exercised determined as of the fifth business day prior to the mailing of the Proxy Statement. An "Out-of-the-Money Option" means an Option with an exercise price per share greater than or equal to $10.25. Any such increase to the Merger Consideration shall be accomplished by increasing the Per Share Cash Consideration by an amount equal to the quotient of the aggregate increase divided by the sum of the number of shares of FMAC Common Stock issued and outstanding immediately prior to the Effective Time and the number of shares of FMAC Common Stock subject to Options (as defined in Section 1.3(h)) immediately prior to the Effective Time.

               Notwithstanding anything contained in this Agreement to the contrary, or any holder's election, the aggregate number of shares of FMAC Common Stock to be exchanged for shares of Bay View Common Stock in the Merger shall be equal to 60% (rounded up) of the total number of shares (including Dissenting Shares) of FMAC Common Stock issued and outstanding immediately prior to the Effective Time (the "Stock Amount"); and further provided, notwithstanding any holder's election, the aggregate Per Share Stock Consideration to be received by any person (or any persons presumed to be acting in concert as defined in 12 C.F.R. Section 225.41(d) (a "control group")) shall be limited so that when such consideration is aggregated with all Bay View Common Stock already owned by such person (or control group), such person (or control group) will not beneficially own, control or have the power to vote or dispose of more than 9.99% of the shares of Bay View Common Stock issued and outstanding immediately after the Merger (the "Beneficial Ownership Limitation").



               (ii) The holders of certificates formerly representing shares of FMAC Common Stock shall cease to have any rights as stockholders of FMAC, except such rights, if any, as they may have pursuant to the DGCL. Except as provided above, until certificates representing shares of FMAC Common Stock are surrendered for exchange, the certificates shall, after the Effective Time, represent for all purposes only the right to receive the Per Share Cash Consideration and/or the Per Share Stock Consideration together with the right to receive the cash value of any fraction of a share of Bay View Common Stock as provided below (collectively, the "Merger Consideration").

                  (iii) Notwithstanding any other provision of this Agreement, any shares of FMAC Common Stock issued and outstanding immediately prior to the Effective Time which are then owned beneficially or of record by Bay View or FMAC, or by any direct or indirect Subsidiary (as hereinafter defined) of any of them, or held in the treasury of FMAC (other than any shares of FMAC Common Stock held (A) directly or indirectly in trust accounts, managed accounts and the like, or otherwise held in a fiduciary capacity, that are beneficially owned by third parties or (B) in respect of a debt previously contracted) shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof.

                  (iv) If between the date of this  Agreement  and the Effective
            Time the outstanding shares of Bay View Common Stock shall have been changed into a different number of shares or into a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, or similar adjustment (each, a "Stock Adjustment"), the Exchange Ratio to calculate the Per Share Stock Consideration shall be adjusted correspondingly to the extent appropriate to reflect the Stock Adjustment.

            (b)   ELECTION PROCEDURES.

                  (i) An  election  form and  other  appropriate  and  customary transmittal materials (the "Election Form"), which specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing FMAC Common Stock shall pass, only upon proper delivery of such certificates to an exchange agent designated by Bay View (the "Exchange Agent") shall be mailed approximately 25 days prior to the anticipated Effective Time ("Mailing Date") to each holder of record of FMAC Common Stock as of five business days prior to the Mailing Date (the "Election Form Record Date"). Bay View shall cause an Election Form to be sent to each holder of FMAC Common Stock who FMAC advises Bay View has become a holder of FMAC Common Stock after the Election Form Record Date. Bay View shall determine the anticipated Effective Time (the "Anticipated Effective Time") in its sole discretion and the failure of the Effective Time to occur at the Anticipated Effective Time shall not affect the time periods which are established for purposes of these election procedures.

                  (ii) Each  Election  Form  shall  permit  the  holder  (or the beneficial owner through appropriate and customary documentation and instructions) to designate the number of shares of such holder's FMAC Common Stock with respect to which the holder elects to receive only the Per Share Stock Consideration ("Stock Election Shares"), and to designate the number of shares of such holder's FMAC Common Stock with respect to which the holder elects to receive only the Per Share Cash Consideration ("Cash Election Shares").

                  (iii) Each  Election Form shall require the holder to disclose the number of shares of Bay View Common Stock beneficially owned by the holder for purposes of compliance with the Bank Holding Company Act and Regulation Y, 12 C.F.R. Part 225, thereunder.

                  (iv) Any FMAC  Common  Stock with  respect to which the holder
            (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the 20th day following the Mailing Date (or such other time and date as Bay View and FMAC may mutually agree) (the "Election Deadline") shall be deemed to be "No Election Shares." Any election shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of FMAC Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting a new Election Form at or prior to the Election Deadline.

                  (v) Subject to the terms of this Agreement and of the Election
            Form, the Exchange Agent shall have discretion to determine whether any election, revocation or change has been properly or timely made, to disregard immaterial defects in the Election Forms and to effect the allocation as provided in Section 1.3(c), and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither Bay View nor the Exchange Agent shall be under any obligation to notify any person of any defect in any Election Form.

            (c) ALLOCATION PROCEDURES. Within ten business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon thereafter as practicable, Bay View shall cause the Exchange Agent to effect the allocation among the holders of FMAC Common Stock of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Merger in accordance with the Election Forms but subject to the following:

                  (i) STOCK  ELECTIONS LESS THAN STOCK AMOUNT.  If the number of
            Stock Election Shares is less than the Stock Amount, then:

                        (A) all Stock  Election  Shares shall be converted  into
                  the right to receive the Per Share Stock Consideration,

                        (B) the Exchange  Agent shall select first pro rata from
                  among the No Election Shares and then (if necessary) pro rata from among the Cash Election Shares, a sufficient number of shares ("Stock Designated Shares") such that the number of shares of FMAC Common Stock that will be converted into the right to receive the Per Share Stock Consideration equals as closely as practicable the Stock Amount, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration; and

                        (C) the remaining shares (other than Dissenting  Shares)
                  shall be converted into the right to receive the Per Share Cash Consideration; or

                    (ii) STOCK ELECTIONS NOT LESS THAN STOCK AMOUNT. If the number of Stock Election Shares is not less than the Stock Amount, then:

                        (A) all Cash  Election  Shares  and No  Election  Shares
                  shall be converted into the right to receive the Per Share Cash Consideration,

                        (B) the Exchange Agent shall (if necessary)  select from
                  among the Stock Election Shares on a pro rata basis, a sufficient number of shares ("Cash Designated Shares") such that the number of shares of FMAC Common Stock that will be converted into the right to receive the Per Share Stock Consideration equals as closely as practicable the Stock Amount, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration, and

                        (C) the remaining shares (other than Dissenting  Shares)
                  shall be converted into the right to receive the Per Share Stock Consideration.

                  (iii) BENEFICIAL OWNERSHIP LIMITATION. If after the above allocation any holder of FMAC Common Stock (or any affiliated group of such persons) has been allocated rights to receive an aggregate of Per Share Stock Consideration in excess of the Beneficial Ownership Limitation, such rights to receive the Per Share Stock Consideration as are in excess of the Beneficial Ownership Limitation shall be converted into rights to receive the Per Share Cash Consideration, and the Exchange Agent shall select pro rata from among the other holders of rights to receive the Per Share Cash Consideration an equal number of rights to receive the Per Share Cash Consideration, which rights shall be converted into rights to receive the Per Share Stock Consideration such that after taking into account this subsection (iii) the number of shares of FMAC Common Stock that will be converted into a right to receive the Per Share Stock Consideration equals as closely as practicable the Stock Amount.

            (d) RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of Bay View shall reserve for issuance a sufficient number of shares of Bay View

      Common Stock for the purpose of issuing its shares to the stockholders of FMAC in accordance herewith.

            (e) DISSENTING SHARES. Any shares of FMAC Common Stock held by a holder who dissents from the Merger in accordance with Section 262 of the DGCL shall be herein called "Dissenting Shares." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be Cash Election Shares, Stock Election Shares or No Election Shares or be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the DGCL.

            (f)   EXCHANGE PROCEDURES.

                  (i) Bay  View  shall  timely  deposit,  or  shall  cause to be deposited, with the Exchange Agent, sufficient certificates representing Bay View Common Stock (and the associated Rights) and sufficient cash funds to effect the exchange of Certificates for the Per Share Stock Consideration and the Per Share Cash Consideration to be paid pursuant to Section 1.3(c) and the aggregate amount of cash to be paid in lieu of fractional shares pursuant to Section 1.3(g).

                  (ii) As soon as  reasonably  practicable  after the  Effective
            Time, those holders of record of certificates formerly representing shares of FMAC Common Stock ("Certificates") which were not tendered in connection with an Election Form shall be instructed to tender such Certificates to the Exchange Agent pursuant to a letter of transmittal that Bay View shall deliver or cause to be delivered to such holders. Such letter of transmittal shall specify that risk of loss and title to Certificates shall pass only upon acceptance of such Certificates by Bay View or the Exchange Agent and instructions for surrendering the Certificates in exchange for the Merger Consideration.

                  (iii) After the Effective  Time,  each holder of a Certificate which has been accepted by Bay View or the Exchange Agent will be entitled to the Merger Consideration payable in respect to the shares represented thereby.

                  (iv) The Exchange Agent shall accept Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as the Exchange Agent may reasonably require.

                  (v) On the Election Form Record Date and again at the Effective Time, FMAC shall deliver a certified copy of a list of its stockholders to Bay View or the Exchange Agent. After the Effective Time, there shall be no further transfer on the records of FMAC of Certificates, and if such Certificates are presented to Bay View for transfer, they shall be canceled against delivery of the Merger

            Consideration. Bay View shall not be obligated to deliver the Merger Consideration to any holder of FMAC Common Stock until such holder surrenders the Certificates as provided herein. No interest will be accrued or paid on the cash component of the Merger Consideration. No dividends or distributions declared (including any redemption by Bay View of the Rights associated therewith) will be remitted to any person entitled to receive Bay View Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Bay View Common Stock, at which time such dividends or distributions on whole shares of Bay View Common Stock with a record date on or after the Effective Time shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Following six months after the Effective Time, the Exchange Agent shall return to Bay View any certificate for Bay View Common Stock and cash remaining in the possession of the Exchange Agent (together with any dividends or distributions in respect thereof) and thereafter shareholders of FMAC shall look exclusively to Bay View for the Merger Consideration to which they are entitled hereunder and any amounts in respect of dividends or distributions with respect to Bay View Common Stock.

                  (vi) Certificates surrendered for exchange by any person constituting an "affiliate" of FMAC for purposes of Rule 145 under the Securities Act of 1933, as amended, and the rules and regulations thereunder ("Securities Act") shall not be exchanged for certificates representing Bay View Common Stock until (A) Bay View has received a written agreement from such person as specified in
            Section 5.3 or (B) the date as such shares of Bay View Common Stock are freely tradeable without violating the Securities Act. Neither the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of FMAC Common Stock for any Merger Consideration issuable or payable in the Merger paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Bay View and the Exchange Agent shall be entitled to rely upon the stock transfer books of FMAC to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of shares of FMAC Common Stock represented by any Certificate, Bay View and the Exchange Agent shall be entitled to deposit any Merger Consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

                  (vii) If the Merger  Consideration is to be issued to a person other than a person in whose name a surrendered Certificate is registered, it shall be a condition of issuance that the surrendered Certificate shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall pay to Bay View or the Exchange Agent any required transfer or other taxes or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Nothing herein shall relieve any of the holders of

            FMAC Common Stock of any expenses associated with surrendering such holder's Certificate or Certificates to the Exchange Agent.

                  (viii) In the  event any  Certificate  shall  have been  lost, stolen or destroyed, the owner of such lost, stolen or destroyed Certificate shall deliver to Bay View or the Exchange Agent an affidavit stating such fact, in form satisfactory to Bay View, and, at Bay View's discretion, a bond in such reasonable sum as Bay View or the Exchange Agent may direct as indemnity against any claim that may be made against Bay View or FMAC or its successor or any other party with respect to the Certificate alleged to have been lost, stolen or destroyed. Upon such delivery, the owner shall have the right to receive the Merger Consideration with respect to the shares represented by the lost, stolen or destroyed Certificate and any amounts in respect of dividends or distributions with respect to Bay View Common Stock.

                  (ix) Bay View shall be  entitled to deduct and  withhold  from
            the  Merger   Consideration   otherwise  payable  pursuant  to  this
            Agreement to any holder of Certificates, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Bay View, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates in respect of which such deduction and withholding was made.

            (g) NO FRACTIONAL  SHARES.  Notwithstanding  any other  provision of this Agreement, neither certificates nor scrip for fractional shares of Bay View Common Stock shall be issued in the Merger. Each holder who otherwise would have been entitled to a fraction of a share of Bay View Common Stock shall receive in lieu thereof cash (without interest) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by the Per Share Cash Consideration. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

            (h) STOCK OPTIONS. Each option (an "Option") granted under the FMAC 1997 Stock Option, Deferred Stock and Restricted Stock Plan ("Option Plan") and outstanding on the date hereof, but subject to cancellation of Options as set forth in Section 3.5(b) (or that is granted pursuant to Section 4.1(b)(i)(B) and set forth in Section 4.1 of the FMAC Disclosure Schedule (as defined in Section 3.3)) that remains outstanding immediately prior to the Effective Time shall, at the Effective Time, be converted automatically into a right to purchase shares of Bay View Common Stock (the "Continuing Option") in an amount and at an exercise price determined as provided below (subject to the terms of the Option Plan):

                  (i) the  number  of  shares  of Bay  View  Common  Stock to be subject to the Continuing Option shall be equal to the product of the number of shares of FMAC Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of Bay View Common Stock resulting from such multiplication shall be rounded to the nearest share; and

                  (ii) the  exercise  price per share of Bay View  Common  Stock under the Continuing Option shall be equal to the exercise price per share of FMAC Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded to the nearest cent.

            The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) shall be and is intended to be effected in a manner which is consistent with
      Section 424(a) of the Code. The duration and other terms of the Continuing Option shall be the same as the original option, except that all references to FMAC shall be deemed to be references to Bay View.

          (i) BAY VIEW AS THE SURVIVING CORPORATION. The Certificate of Incorporation and Bylaws of Bay View, as in effect immediately prior to the Effective Time, shall, without any change, be the Certificate of Incorporation and Bylaws of Bay View, as the surviving corporation in the Merger, until either is thereafter amended in accordance with applicable law. The directors of Bay View immediately prior to the Effective Time, and Wayne Knyal, shall be the directors of Bay View, as the surviving corporation in the Merger. The officers of Bay View immediately prior to the Effective Time shall be the officers of Bay View, as the surviving corporation in the Merger. Such directors and officers shall continue in office until their successors are duly elected and qualified or otherwise duly selected. The outstanding capital stock of Bay View shall continue as the capital stock of Bay View as the surviving corporation in the Merger and the holders thereof shall retain their present rights.

      1.4 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place as soon as practicable after satisfaction or waiver of all of the conditions set forth in Article VI hereof, on a date and at a time and place designated in writing by Bay View, but not later than 30 days following the satisfaction or waiver of such conditions; provided however, such time of Closing may be extended for up to an additional 30 days by Bay View in order to implement any action to be taken pursuant to
Section 5.5(c) at the direction of Bay View. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF BAY VIEW

      Bay View represents and warrants to FMAC that:

      2.1 ORGANIZATION. Bay View is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. Bay View is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect (as defined in Section 2.6) on Bay View. Bay View has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the stockholders of Bay View and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby.

      2.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of Bay View, and all necessary corporate action on its part has been taken, subject to the adoption of this Agreement by the holders of a majority of the outstanding Bay View Common Stock. This Agreement has been duly executed and delivered by Bay View and constitutes the valid and binding obligation of it and is enforceable against it, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

      2.3 CONFLICTS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws of Bay View or similar documents of any Bay View Subsidiary (as defined in Section 2.7) or any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, Intellectual Property Right (as defined in Section 2.13), judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Bay View or any Bay View Subsidiary or their respective properties, other than any such conflicts, violations or defaults which are disclosed in Section 2.3 of that certain confidential writing delivered by Bay View to FMAC on or prior to the date hereof (the "Bay View Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to Bay View in connection with the execution and delivery of this Agreement or the consummation by it of the transactions contemplated hereby except for: (i) any filings and approvals with or from the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency (the

"OCC"); (ii) the filing by Bay View of the registration statement relating to the Bay View Common Stock to be issued pursuant to this Agreement ("Registration Statement") with the United States Securities and Exchange Commission ("SEC"), and the effectiveness thereof, which Registration Statement shall include the joint proxy statement/prospectus ("Proxy Statement") for use in connection with the stockholders' meetings to approve the Merger (the "Stockholders' Meetings");
(iii) the filing of a certificate of merger with the Delaware Secretary of State, and the approval thereof; (iv) any filings, approvals or no-action letters with or from state securities authorities; and (v) any anti-trust filings (including filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976), consents, waivers or approvals.

      2.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation applicable to Bay View (i) applies to the Merger, (ii) prohibits or restricts the ability of Bay View to perform its obligations under this Agreement or its ability to consummate the transactions contemplated hereby, (iii) would have the effect of invalidating or voiding this Agreement or any provision hereof, or
(iv) would subject FMAC to any material impediment or condition in connection with the exercise of any of its rights under this Agreement.

      2.5   CAPITALIZATION.

            (a) As of the date hereof, the authorized capital stock of Bay View consists of (i) 60,000,000 shares of Bay View Common Stock, $0.01 par value per share, of which, as of February 28, 1999, 19,113,637 shares (and the associated Rights) were issued and outstanding and (ii) 7,000,000 shares of preferred stock, $0.01 par value per share, of which none are issued and outstanding. All of the issued and outstanding shares of Bay View Common Stock are, and all of the shares of Bay View Common Stock to be issued in the Merger will be, at the Effective Time, (i) duly and validly authorized and issued, (ii) fully paid and non-assessable and
      (iii) free from any preemptive rights of current or past stockholders. All of the issued and outstanding shares of Bay View Common Stock will be entitled to vote to adopt this Agreement.

            (b) As of the date hereof, Bay View had 3,007,229 shares of Bay View Common Stock reserved for issuance under its stock benefit plans for the benefit of employees and directors of Bay View and the Bay View Subsidiaries, pursuant to which awards covering 2,183,400 shares of Bay View Common Stock are outstanding. Except as set forth in this Section 2.5, as of the date hereof, there are no shares of capital stock or other equity securities of Bay View outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Bay View, or contracts, commitments, understandings, or arrangements by which Bay View is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

      2.6 BAY VIEW FINANCIAL STATEMENTS; MATERIAL CHANGES. Bay View has heretofore delivered to FMAC audited consolidated financial statements for the years ended December 31, 1998 and December 31, 1997 (together the "Bay View Financial Statements"). The Bay View Financial Statements (i) have been prepared in all material respects in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (ii) fairly present in all material respects the consolidated financial position of Bay View as of the dates thereof and the consolidated results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1998 to the date hereof, Bay View and the Bay View Subsidiaries have not undergone or suffered any Material Adverse Effect (as defined below).

      As used in this Agreement, the term "Material Adverse Effect" with respect to Bay View or FMAC means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business, operations or assets of such entity taken together with its affiliated entities on a consolidated basis; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, GAAP or regulatory accounting principles, as such would apply to the financial statements of such entity on a consolidated basis; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement; (iii) a change made with the prior written consent of the other party including, in the case of FMAC, any financial change taken at the written request of Bay View; or (iv) in the case of Bay View only, a change with respect to, or effect on, its Subsidiaries resulting from changes in prevailing interest rates.



      2.7   BAY VIEW SUBSIDIARIES.

            (a) All of the Bay View Subsidiaries (as defined below) are listed in Section 2.7 of the Bay View Disclosure Schedule. Except as set forth in
      Section 2.7 of the Bay View Disclosure Schedule, as of the date hereof, Bay View owns directly or indirectly all of the issued and outstanding shares of capital stock of the Bay View Subsidiaries. As of the date hereof, no capital stock of any of the Bay View Subsidiaries is, or may become required to be, issued (other than to Bay View or another Bay View Subsidiary) by reason of any options, warrants, scrip, right to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Bay View Subsidiary. Other than as set forth in
      Section 2.7 of the Bay View Disclosure Schedule, as of the date hereof there are no contracts, commitments, understandings or arrangements relating to the rights of Bay View to vote the capital stock or to dispose of any Bay View Subsidiary. All of the shares of capital stock of each Bay View Subsidiary held by Bay View or a Bay View

      Subsidiary are fully paid and non-assessable and are owned by Bay View or another Bay View Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 2.7 of the Bay View Disclosure Schedule.

            (b) Each Bay View Subsidiary is either a bank or a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Bay View. Each Bay View Subsidiary has the corporate power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

            (c) For purposes of this Agreement, a "Bay View Subsidiary" or a "Subsidiary" of Bay View shall mean each corporation, bank and other entity in which Bay View owns or controls directly or indirectly 10% or more of the outstanding equity securities; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

            (d) Bay View Bank is a national bank. All eligible deposit accounts issued by Bay View Bank are insured by the Federal Deposit Insurance Corporation ("FDIC") through the Savings Association Insurance Fund or Bank Insurance Fund to the full extent permitted under applicable law.

      2.8 BAY VIEW FILINGS. Bay View has previously made available to FMAC true and correct copies of its (i) proxy statements relating to all meetings of its stockholders (whether special or annual) during calendar years 1996, 1997, and 1998 and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") by Bay View with the SEC since January 1, 1996 including without limitation on Forms 10-K, 10-Q and 8-K.

      2.9 BAY VIEW REPORTS. Since December 31, 1994, each of Bay View and the Bay View Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it was, or will be required to file with the SEC, the FDIC, the Office of Thrift Supervision, the OCC, the Federal Reserve Board, the National Association of Securities Dealers ("NASD") and other applicable banking, securities and other regulatory authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Other than normal examinations conducted by the Internal Revenue Service ("IRS"), state and local taxing authorities, and banking regulators in the regular course of the business of Bay View or the Bay View Subsidiaries, no federal, state or local governmental agency, commission or other entity has initiated any proceeding or, to the best knowledge of Bay View and Bay View Bank, investigation into the business or operations of Bay View or the Bay View Subsidiaries within the past two years except as set forth in Section 2.9 of the Bay View Disclosure Schedule. There is no unresolved violation, criticism or exception by any agency, commission or entity with respect to any report or statement referred to herein that is material to Bay View and the Bay View Subsidiaries as taken as a whole.

      2.10  COMPLIANCE WITH LAWS.

            (a) Except as disclosed in Section 2.10 of the Bay View Disclosure Schedule, the businesses of Bay View and the Bay View Subsidiaries are being conducted in compliance in all material respects with all laws, ordinances and regulations of governmental authorities, including, without limitation, federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by Bay View or any Bay View Subsidiary.

            (b) Except as disclosed in Section 2.10 of the Bay View Disclosure Schedule, no investigation or review by any governmental entity with respect to Bay View or any Bay View Subsidiary is pending or, to the best knowledge of Bay View, threatened, nor has any governmental entity indicated to Bay View or any Bay View Subsidiary an intention to conduct the same, other than normal regulatory examinations.

            (c) Except as disclosed in Section 2.10 of the Bay View Disclosure Schedule, since January 1, 1996 neither Bay View nor Bay View Bank has been a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or has been subject to any order or directive by, or has been a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, federal or state governmental authorities charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of bank and/or savings and loan deposits ("Government Regulators"), nor has it been advised by any Government Regulator in writing that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

      2.11 REGISTRATION STATEMENT; PROXY STATEMENT. The information to be supplied by Bay View for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by Bay View for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Bay View's or FMAC's stockholders, at the time of the Stockholders' Meeting, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meetings that has become false or misleading. If, at any time prior to the Effective Time, any event relating to Bay View or any of its affiliates, officers, or directors is discovered by Bay View that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Bay View will promptly inform FMAC and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Bay View and FMAC. Notwithstanding the foregoing, Bay View makes no representation or warranty with respect to any information supplied by FMAC that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement and the Registration Statement will (with respect to Bay View) comply in all material respects as to form and substance with the requirements of the Exchange Act, the Securities Act, and the rules and regulations thereunder.

      2.12  LITIGATION.  Except as  disclosed  in  Section  2.12 of the Bay View
Disclosure Schedule, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of Bay View threatened, against or affecting Bay View or any Bay View Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which if adversely determined, could reasonably be expected to have a Material Adverse Effect on Bay View or which would affect the ability of Bay View to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission agency, instrumentality or arbitrator outstanding against Bay View or any Bay View Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such, having, or which, insofar as reasonably can be foreseen in the future, would have any such effect. Bay View has made available to FMAC or its financial advisor all of its litigation letters dated on or after January 1, 1997.

      2.13 LICENSES. Bay View and the Bay View Subsidiaries hold all licenses, certificates, permits, franchises and intellectual property, including but not limited to, patents, trademarks, service marks, trade names, copyrights and software systems, or rights thereto (the "Intellectual Property Rights"), and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted. Neither Bay View nor any of its Subsidiaries has pledged, mortgaged, assigned, licensed, granted permission with respect to or otherwise transferred any such Intellectual Property Rights to any third party. No such Intellectual Property Right is subject to any outstanding injunction, judgment, order, decree, ruling or charge, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of Bay View, is threatened that challenges the legality, validity, use or enforceability of any such Intellectual Property Right. None of Bay View's or its Subsidiaries' rights with respect to any such Intellectual Property Rights will be terminated, limited or otherwise affected by its execution of this Agreement or its consummation of the transactions contemplated by this Agreement.

      2.14  TAXES.

            (a) Except as disclosed in Section 2.14 of the Bay View Disclosure Schedule, Bay View and the Bay View Subsidiaries (i) have each timely filed all tax and information returns required to be filed (and all such returns as filed were correct and complete in all material respects) and
      (ii) have paid (or Bay View has paid on behalf of its Subsidiaries), or have accrued on their respective books and established adequate reserves for the payment of, all taxes for all applicable periods, including taxes anticipated to be payable in respect of such periods. Neither Bay View nor any Bay View Subsidiary is delinquent in the payment of any tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against Bay View or any Bay View Subsidiary that have not been resolved or settled, and no requests for waivers of the time to assess any such tax are pending or have been agreed to. Except as set forth in Section 2.14 of the Bay View Disclosure Schedule, neither Bay View nor any Bay View Subsidiary is currently subject to audit or examination of any of its tax returns by the IRS or any state, municipal or other taxing authority. Neither Bay View nor any Bay View Subsidiary is a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of Bay View and the Bay View Subsidiaries have been accounted for in accordance with GAAP.

            (b) Bay View has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code), where Bay View was not the common parent of the group. In connection with acquisitions heretofore made by Bay View or a Bay View Subsidiary, Bay View is not aware of any pre-acquisition tax liability of the acquired party or any member of the prior affiliated group of the acquired party for which Bay View or a Bay View Subsidiary may have liability as a successor, transferee or otherwise that has not been fully paid. Neither Bay View nor any Bay View Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability to anyone other than Bay View or a Bay View Subsidiary.

            (c) Bay View and the Bay View Subsidiaries have each withheld amounts from its employees, stockholders and others in compliance with the tax withholding provisions of applicable federal, state and local laws, have timely filed (including applicable extension periods) all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

            (d) For the purposes of this Agreement,  the terms "tax" and "taxes"
      include without limitation, any federal, state, local or foreign governmental income, leasing, franchise, excise, gross receipts, sales, use, occupational, employment, real property, ad valorem, personal property or other taxes, levies, duties, imposts, assessments, fees, charges and withholdings of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon.

      2.15 INSURANCE. Bay View and the Bay View Subsidiaries maintain insurance with insurers which in the best judgment of management of Bay View are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. Bay View and the Bay View Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by Bay View and the Bay View Subsidiaries have been filed in due and timely fashion. Neither Bay View nor any of the Bay View Subsidiaries has, during the past three years, had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied.

      2.16  LOANS; INVESTMENTS.

            (a) Except as otherwise disclosed in Section 2.16 of the Bay View Disclosure Schedule, each loan reflected as an asset on the Bay View Financial Statements dated as of December 31, 1998 is evidenced by appropriate and sufficient documentation and constitutes, the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines. Except as set forth in Section 2.16 of the Bay View Disclosure Schedule, all such loans are, and at the Effective Time will be, free and clear of any security interest, lien, encumbrance or other charge.

            (b) All guarantees of indebtedness owed to Bay View or any Bay View Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

            (c) All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Bay View or any Bay View Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, in accordance with then-customary practice and applicable rules, regulations and policies of regulatory authorities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect. Bay View and the Bay View Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. None of the transactions contemplated by this Agreement would permit (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or
      (ii) any party to any mortgage backed security financing arrangement, to accelerate, discontinue, terminate, or otherwise modify any such agreement or arrangement or would require Bay View or any Bay View Subsidiary to recognize any gain or loss with respect to such arrangement.

      2.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan losses shown on the Bay View Financial Statements as of December 31, 1998 (and as shown on any financial statements to be delivered by Bay View to FMAC pursuant to Section 5.7 hereof), was (and will be as of such subsequent financial statement dates) adequate in all respects to provide for possible or specific losses, net of recoveries relating to loans previously charged off, on loans outstanding, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses at a level considered adequate under the standards applied by applicable federal regulatory authorities and based upon GAAP applicable to Bay View and the Bay View Subsidiaries. To the best knowledge of Bay View, the aggregate principal amount of loans contained (or that will be contained) in the loan portfolio of Bay View and the Bay View Subsidiaries as of December 31, 1998 (and as of the dates of any financial statements to be delivered by Bay View to FMAC pursuant to Section
5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

      2.18  COMPLIANCE WITH ENVIRONMENTAL LAWS.

            (a) Except as set forth in Section  2.18 of the Bay View  Disclosure
      Schedule: (i) the operations of Bay View and each of the Bay View Subsidiaries comply in all material respects with all applicable past and present Environmental Laws (as defined below); (ii) none of the operations of Bay View or any Bay View Subsidiary, no assets presently or formerly owned or leased by Bay View or any Bay View Subsidiary and no Mortgaged Premises or a Participating Facility (as defined below) are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which Bay View, any Bay View Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of Bay View or any Bay View Subsidiary, no assets presently owned or, formerly owned by Bay View or any Bay View Subsidiary, and, to the best knowledge of Bay View, no Mortgaged Premises or Participating Facility are the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance (as defined below), or any other substance into the environment, nor has Bay View or any Bay View Subsidiary, or, any owner of a Mortgaged Premises or Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither Bay View or any Bay View Subsidiary, nor, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

            (b) With respect to the real property currently or formerly owned or currently leased by Bay View or any Bay View Subsidiary ("Bay View Premises"): (i) no part of the Bay View Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (ii) except as disclosed in Section 2.18 of the Bay View Disclosure Schedule, the Bay View Premises do not contain, and have never contained, an underground storage tank; and (iii) the Bay View Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 2.18 of the Bay View Disclosure Schedule as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section 2.18 of the Bay View Disclosure Schedule.

            (c) For purposes of this Section, "Mortgaged Premises" shall mean each (i) real property interest (including without limitation any fee or leasehold interest) which is encumbered or affected by any mortgage, deed of trust, deed to secure debt or other similar document or instrument granting to any party hereto or any of its Subsidiaries a lien on or security interest in such real property interest and (ii) any other real property interest upon which is situated assets or other property affected or encumbered by any document or instrument granting to any party hereto or any of its Subsidiaries a lien thereon or security interest therein; provided, however, that the term "Mortgaged Premises" shall not include one- to four-unit, single-family residences, and in the case of Bay View and the Bay View Subsidiaries, any real property interest securing a loan with a principal balance of less than $2,000,000. For purposes of this Section, "Participating Facility" means any property in which any party hereto or any of its Subsidiaries participates in the management of such property and, where the context requires, includes the owner or operator of such property. For purposes of this Agreement, "Hazardous Substance" has the meaning set forth in Section 9601 of the Comprehensive
      Environmental Response Compensation and Liability Act of 1980, 42 U.S.C.A., Section 9601 et seq., and also includes any substance now or hereafter regulated by or subject to any Environmental Laws (as defined below) and any other pollutant, contaminant, or waste, including without limitation, petroleum, asbestos, fiberglass, radon, and polychlorinated biphenyls. For purposes of this Agreement, "Environmental Laws" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, and solid waste management, including the generation, release, containment, storage, handling, transportation, disposition, or management of any Hazardous Substance; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

      2.19 DEFAULTS. There has not been any default in any material obligation to be performed by Bay View or any Bay View Subsidiary under any material contract or commitment. To the best knowledge of Bay View, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

      2.20 OPERATIONS SINCE DECEMBER 31, 1998. Between December 31, 1998 and the date hereof, except as set forth in Section 2.20 of the Bay View Disclosure Schedule, there has not been:

            (i) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by Bay View or any Bay View Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which is in default; or

            (ii) any change in Bay View's independent auditors or historic methods of accounting (other than as required by GAAP or regulatory accounting principles).

      2.21 UNDISCLOSED LIABILITIES. All of the obligations or liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, including taxes with respect to or based upon transactions or events heretofore occurring, that are required to be reflected, disclosed or reserved against in audited consolidated financial statements in accordance with GAAP ("Liabilities") have, in the case of Bay View and the Bay View Subsidiaries, been reflected, disclosed or reserved against in the Bay View Financial Statements as of December 31, 1998 or in the notes thereto, and Bay View and the Bay View Subsidiaries have no other Liabilities as of the date hereof except (a) Liabilities incurred since December 31, 1998 in the ordinary course of business or (b) as disclosed in
Section 2.21 of the Bay View Disclosure Schedule.

      2.22 INSIDER INTERESTS. All outstanding loans and other contractual arrangements (including deposit relationships) between Bay View or any Bay View Subsidiary and any of its officers, directors or employees conform to applicable rules and regulations and requirements of all applicable regulatory agencies which were in effect when such loans and other contractual arrangements were entered into. Except as set forth in Section 2.22 of the Bay View Disclosure Schedule, no officer, director or employee of Bay View or any Bay View Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of Bay View or any Bay View Subsidiary.

      2.23 BROKERS AND FINDERS. Except as set forth in Section 2.23 of the Bay View Disclosure Schedule, neither Bay View nor any Bay View Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no broker or finder has acted directly or indirectly for Bay View or any Bay View Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

      2.24 ACCURACY OF INFORMATION. The statements of Bay View contained in this Agreement, the Bay View Disclosure Schedule and in any other written document executed and delivered by or on behalf of Bay View pursuant to the terms of this Agreement are true and correct in all material respects.

     2.25 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of Bay View, there is no reason relating specifically to Bay View or any Bay View Subsidiary why (i) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (ii) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (iii) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

      2.26 YEAR 2000 COMPLIANT. For purposes of this Agreement, "Year 2000 Compliance" shall mean compliance by any party with all year 2000 regulatory requirements applicable to Bay View or Bay View Bank. To the best knowledge of Bay View, Bay View and Bay View Bank are in Year 2000 Compliance.


                                   ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF FMAC

      FMAC represents and warrants to Bay View that:

      3.1 ORGANIZATION. FMAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate and otherwise, to own, operate and lease its assets and properties and to carry on its business substantially as it has been and is now being conducted. FMAC is duly qualified to do business and is in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires that it be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on FMAC. FMAC has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by its stockholders and the receipt of all requisite regulatory approvals and the expiration of any applicable waiting periods, to consummate the transactions contemplated hereby.

      3.2 AUTHORIZATION. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved and authorized by the Board of Directors of FMAC, and all necessary corporate action on the part of FMAC has been taken, subject to the adoption of this Agreement by the holders of a majority of the outstanding FMAC Common Stock. This Agreement has been duly executed and delivered by FMAC and constitutes the valid and binding obligation of FMAC and is enforceable against it, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

      3.3 CONFLICTS. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation, breach or termination of, or default or loss of a material benefit under, or permit the acceleration of any obligation under, or result in the creation of any material lien, charge or encumbrance on any of the property or assets under, any provision of the Certificate of Incorporation or Bylaws of FMAC or similar documents of any FMAC Subsidiary (as defined in
Section  3.7),  any  Intellectual  Property  Rights,  judgment,  order,  decree, statute, law, ordinance, rule or regulation, or any material mortgage, indenture, lease, agreement or other material instrument, permit, concession, grant, franchise, license, applicable to FMAC or any FMAC Subsidiary or their respective properties, other than any such conflicts, violations or defaults which are immaterial or are disclosed in Section 3.3 of that certain confidential writing delivered by FMAC to Bay View on or prior to the date hereof (the "FMAC Disclosure Schedule"). No consent, approval, order or authorization of, or registration, declaration or filing with, any federal or state governmental authority is required by or with respect to FMAC in connection with the execution and delivery of this Agreement or the consummation by FMAC of the transactions contemplated hereby except for the filings, approvals or waivers contemplated by Section 2.3.

      3.4 ANTI-TAKEOVER PROVISIONS INAPPLICABLE. No "business combination," "moratorium," "control share" or other state anti-takeover statute or regulation applicable to it, (i) applies to the Merger or to the Voting Agreement, (ii) prohibits or restricts the ability of FMAC to perform its obligations under this Agreement, or the ability of FMAC to consummate the transactions contemplated hereby, (iii) would have the effect of invalidating or voiding this Agreement, the Voting Agreement, or any provision hereof or thereof, or (iv) would subject Bay View or FMAC to any material impediment or condition in connection with the exercise of any of its right under this Agreement or the Voting Agreement.

      3.5   CAPITALIZATION AND STOCKHOLDERS.

            (a) As of the date hereof, the authorized capital stock of FMAC consists of (i) 100,000,000 shares of FMAC Common Stock, of which 28,760,557 shares are issued and outstanding and no shares are held as treasury shares and (ii) 10,000,000 shares of

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



      preferred stock, of which none are issued and outstanding. All of the issued and outstanding shares of FMAC Common Stock have been duly and validly authorized and issued, and are fully paid and non-assessable. None of the outstanding shares of FMAC Common Stock has been issued in violation of any preemptive rights of current or past stockholders or are subject to any preemptive rights of the current or past stockholders of FMAC. All of the issued and outstanding shares of FMAC Common Stock will be entitled to vote to adopt this Agreement.

            (b) As of the date hereof, FMAC had 2,871,562 shares of FMAC Common Stock reserved for issuance under the Option Plan for the benefit of employees and directors of FMAC and the FMAC Subsidiaries, pursuant to which options covering 2,401,147 shares of FMAC Common Stock are outstanding (the "FMAC Stock Options"), and Options covering 1,590,870 shares as identified in Section 3.5 of the FMAC Disclosure Schedule will be canceled prior to the Effective Time and shall not otherwise be exercisable. Except as set forth in this Section, there are no shares of capital stock or other equity securities of FMAC outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FMAC, or contracts, commitments, understandings, or arrangements by which FMAC is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Section 3.5 of the Disclosure Schedule sets forth the name of the holder of each FMAC Stock Option and the date of grant of, number of shares represented by, exercise price and expiration of, each FMAC Stock Option.

      3.6 FMAC FINANCIAL STATEMENTS; MATERIAL CHANGES. FMAC has heretofore delivered to Bay View its preliminary audited consolidated financial statements for the years ended December 31, 1998 and December 31, 1997 (the "Preliminary Statements"). The audited consolidated financial statements for the years ended December 31, 1998 and December 31, 1997 of FMAC (together the "FMAC Financial Statements") will not be materially different from the Preliminary Statements. The FMAC Financial Statements (i) will be prepared in all material respects in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto); and (ii) will fairly present in all material respects the consolidated financial position of FMAC as of the dates thereof and the consolidated results of its operations, stockholders' equity, cash flows and changes in financial position for the periods then ended. Since December 31, 1998 to the date hereof, FMAC and the FMAC Subsidiaries have not undergone or suffered, and there has not occurred any event that has had or may reasonably be expected to have, any Material Adverse Effect.

      3.7   FMAC SUBSIDIARIES.

            (a) All of the FMAC  Subsidiaries  (as defined  below) are listed in
      Section  3.7 of the  FMAC  Disclosure  Schedule.  Except  as set  forth in
      Section 3.7 of the FMAC Disclosure Schedule, FMAC owns directly or indirectly all of the ownership, profit and loss and all of the other beneficial ownership interests in the FMAC Subsidiaries. Section 3.7 of the FMAC Disclosure Schedule sets forth the ownership percentages of the FMAC Subsidiaries to the extent owned by FMAC or an FMAC Subsidiary. Except as set forth in Section 3.7 of the FMAC Disclosure Schedule, neither FMAC nor the FMAC Subsidiaries own directly or indirectly any debt or equity securities, or other proprietary interest in any other corporation, limited liability company, joint venture, partnership, entity, association or other business. There are no options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or rights to acquire, any ownership, profit or loss or other beneficial ownership interests in any FMAC Subsidiary. Other than as set forth in Section 3.7 of the FMAC Disclosure Schedule there are no contracts, commitments, understandings or arrangements relating to the rights of FMAC to vote the beneficial ownership interests or to dispose of any FMAC Subsidiary. All securities and interests in each FMAC Subsidiary held by FMAC or an FMAC Subsidiary are fully paid and non-assessable and are owned by FMAC or another FMAC Subsidiary free and clear of any claim, lien or encumbrance, except as disclosed in Section 3.7 of the FMAC Disclosure Schedule. Neither FMAC nor any FMAC Subsidiary is or will be liable for any contribution of any kind to any FMAC Subsidiary.

            (b) Each FMAC Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and is duly qualified to do business and in good standing in each jurisdiction where the character of the assets or properties owned or leased by it or the nature of the business transacted by it requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on FMAC. Each FMAC Subsidiary has the power and authority necessary for it to own, operate or lease its assets and properties and to carry on its business substantially as it has been and is now being conducted.

            (c) For purposes of this Agreement, a "FMAC Subsidiary" or a "Subsidiary" of FMAC shall mean each entity in which FMAC owns or controls directly or indirectly 10% or more of the outstanding equity securities, ownership, profit or loss or other beneficial ownership interests; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity.

      3.8 FMAC FILINGS. FMAC has previously made available to Bay View true and correct copies of its (i) proxy statements relating to all meetings of its stockholders (whether special or annual) and (ii) all other reports, as amended, or filings, as amended, required to be filed under the Exchange Act by FMAC with the SEC since its incorporation including without limitation on Forms 10-K, 10-Q and 8-K.

      3.9 FMAC REPORTS. Since June 30, 1995, each of FMAC and the FMAC Subsidiaries has filed, and will continue to file, all reports and statements, together with any amendment required to be made with respect thereto, that it has, or will be, required to file with the SEC, the NASD, and other regulatory authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. No federal, state or local governmental agency, commission, Investor (as defined in Section 3.16) or other entity has initiated any proceeding or, to the best knowledge of FMAC, investigation into the business or operations of FMAC or the FMAC Subsidiaries within the past two years except as set forth in Section 3.9 or
Section 3.12 of the FMAC Disclosure Schedule. There is no unresolved violation, criticism or exception by the SEC or other agency, commission or entity with respect to any report or statement referred to herein that is material to FMAC and the FMAC Subsidiaries taken as a whole.

      3.10  COMPLIANCE WITH LAWS.

            (a)  Except as  disclosed  in  Section  3.10 of the FMAC  Disclosure
      Schedule, the businesses of FMAC and the FMAC Subsidiaries are being conducted in compliance in all material respects with all laws, ordinances and regulations of governmental authorities, including, without limitation, federal and state securities laws, laws and regulations relating to financial statements and reports, truth-in-lending, truth-in-savings, usury, fair credit reporting, consumer protection, occupational safety, fair employment practices, fair labor standards and laws and regulations relating to employees and employee benefits, and any statutes or ordinances relating to the properties occupied or used by FMAC or any FMAC Subsidiary.

            (b) Except as disclosed in Section 3.10 of the FMAC Disclosure Schedule, no investigation or review by any governmental entity with respect to FMAC or any FMAC Subsidiary is pending or, to the best knowledge of FMAC, threatened, nor has any governmental entity indicated to FMAC or any FMAC Subsidiary an intention to conduct the same, other than normal agency examinations.

      3.11 REGISTRATION STATEMENT; PROXY STATEMENT. The information to be supplied by FMAC for inclusion in the Registration Statement will not, at the time the Registration Statement is declared effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information to be supplied by FMAC for inclusion in the Proxy Statement will not, on the date of the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Bay View's or FMAC's stockholders, at the time of the Stockholders' Meetings, and at the Effective Time, contain any statement that, in light of the circumstances under which it is made, is false or misleading with respect to any material fact, omits to state any material fact necessary in order to make the statements made therein not false or misleading, or omits to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders' Meetings that has become false or misleading. If at any time prior to the Effective Time, any event relating to FMAC or any of its affiliates, officers or directors is discovered by FMAC that should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, FMAC will promptly inform Bay View, and such amendment or supplement will be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Bay View and FMAC. Notwithstanding the foregoing, FMAC makes no representation or warranty with respect to any information supplied by Bay View that is contained in the Registration Statement or the Proxy Statement. The Proxy Statement will (with respect to FMAC) comply in all material respects as to form and substance with the requirements of the Exchange Act and the rules and regulations thereunder.

      3.12 LITIGATION. Except as disclosed in Section 3.12 of the FMAC Disclosure Schedule, which Section may be updated prior to Closing, there is no suit, action, investigation or proceeding, legal, quasi-judicial, administrative or otherwise, pending or, to the best knowledge of FMAC threatened, against or affecting FMAC or any FMAC Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, which is seeking equitable relief or damages in excess of $50,000 against FMAC, any FMAC Subsidiary, or any of their respective officers, directors, employees or agents, in their capacities as such, or which would materially affect the ability of FMAC to consummate the transactions contemplated herein or which is seeking to enjoin consummation of the transactions provided for herein or to obtain other relief in connection with this Agreement or the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against FMAC or any FMAC Subsidiary or any of their respective officers, directors, employees or agents, in their capacities as such.

      3.13 LICENSES. FMAC and the FMAC Subsidiaries hold all licenses, certificates, permits, franchises and Intellectual Property Rights and required authorizations, approvals, consents, licenses, clearances and orders or registrations with all appropriate federal, state or other authorities that are material to the conduct of their respective businesses as now conducted and as presently proposed to be conducted. Neither FMAC nor any of its Subsidiaries has pledged, mortgaged, assigned, licensed, granted permission with respect to or otherwise transferred any such Intellectual Property Rights to any third party. No such Intellectual Property Right is subject to any outstanding injunction, judgment, order, decree, ruling or charge, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of FMAC, is threatened that challenges the legality, validity, use or enforceability of any such Intellectual Property Right. None of FMAC's or its Subsidiaries' rights with respect to any such Intellectual Property Rights will be terminated, limited or otherwise affected by its execution of this Agreement or its consummation of the transactions contemplated by this Agreement.

      3.14  TAXES.

            (a) Except as disclosed in Section 3.14 of the FMAC Disclosure Schedule, FMAC and the FMAC Subsidiaries (i) have each timely filed all tax and information returns required to be filed (and all such returns as filed were correct and complete in all material respects), (ii) have paid (or FMAC has paid on behalf of its Subsidiaries), or have accrued on their respective books and established adequate reserves for the payment of all taxes for all applicable periods, including taxes anticipated to be payable in respect of such periods, (iii) are not delinquent in the payment of any tax, assessment or governmental charge, and (iv) are not subject to any proposed, asserted or assessed deficiency for taxes that have not been resolved or settled. No requests for waivers of the time to assess any such tax are pending or have been agreed to. Neither FMAC nor any FMAC Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Except as set forth in Section 3.14 of the FMAC Disclosure Schedule, neither FMAC nor any FMAC Subsidiary is (x) undergoing an audit or examination of any of its tax returns by the IRS or any state, municipal or other taxing authority or (y) a party to any action or proceeding by any governmental authority for the assessment or the collection of taxes. Deferred taxes of FMAC and the FMAC Subsidiaries have been accounted for in accordance with GAAP. There are no liens for the payment of taxes on any assets of FMAC or any of the FMAC Subsidiaries except for statutory liens for taxes that are not past due as to payment or are being contested in good faith in appropriate proceedings. No written claim for taxes has been made by an authority in a jurisdiction where FMAC or any of the FMAC Subsidiaries does not file tax returns. There are no tax rulings obtained by FMAC or an FMAC Subsidiary, requests for rulings by FMAC or any FMAC Subsidiary, or closing agreements to which FMAC or any FMAC Subsidiary is a party that could affect its liability for income taxes for any period after the Closing Date. Neither FMAC nor any of the FMAC Subsidiaries is reporting any income pursuant to an adjustment under Section 481(a) of the Code.

            (b) FMAC has not filed any consolidated federal income tax return with an "affiliated group" (within the meaning of Section 1504 of the Code) where FMAC was not the common parent of the group. No FMAC Subsidiary at any time has been a member of an affiliated group of which FMAC was not the common parent or otherwise has any liability for taxes of any other person under Treasury regulations section 1.1502-6 as a transferee, successor or otherwise. Neither FMAC nor any FMAC Subsidiary is, or has been, a party to any tax allocation agreement or arrangement pursuant to which it has any contingent or outstanding liability. Neither FMAC nor any FMAC Subsidiary has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.

            (c) FMAC and the FMAC Subsidiaries have each withheld amounts from its employees, stockholders and others, in compliance with the tax withholding provisions of applicable federal, state and local laws, have timely filed (including applicable extension periods) all federal, state and local returns and reports for all periods for which such returns or reports would be due with respect to income tax withholding, social security, unemployment taxes, income and other taxes and all payments or deposits with respect to such taxes have been timely made.

      3.15 INSURANCE. FMAC and the FMAC Subsidiaries maintain insurance with insurers which in the best judgment of management of FMAC are sound and reputable on their respective assets and upon their respective businesses and operations against loss or damage, risks, hazards and liabilities as in their judgment they deem appropriate. FMAC and the FMAC Subsidiaries maintain in effect all insurance required to be carried by law or by any agreement by which they are bound. All material claims under all policies of insurance maintained by FMAC and the FMAC Subsidiaries have been filed in due and timely fashion.
Each of FMAC and the FMAC Subsidiaries has taken or will timely take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time. Neither FMAC nor any of the FMAC Subsidiaries has, during the past three years, had an insurance policy canceled or been denied insurance coverage for which any of such companies has applied.


      3.16  LOANS; INVESTMENTS.

            (a) The following terms shall have the meaning ascribed to them below:

                  (i) "Investor" means any person or entity who has acquired or hereinafter acquires a Loan from FMAC or any FMAC Subsidiary, other than Bay View or any Bay View Subsidiary.

                  (ii) "Investor Requirements" means any outstanding contractual, legal and regulatory obligation of FMAC or any FMAC Subsidiary to any Investor, including but not limited to, the representations, warranties and covenants made by FMAC or any FMAC Subsidiary to any Investor.

                  (iii) "Loan" means any loan or lease at any time held, serviced or sold by FMAC, any FMAC Subsidiary or Bankers Mutual to the extent that FMAC or any FMAC Subsidiary could have any liability, obligation or duties with respect thereto.

                  (iv) "Loans Held for Sale" means all Loans  currently held and hereinafter acquired or originated by FMAC or any FMAC Subsidiary where beneficial ownership has not been transferred to an Investor.

                  (v)  "Loan  Documents"   means  the  note,  mortgage,  deed of
            trust, security agreement, or other instrument securing the note and the related documents for each Loan.

                  (vi)  "Mortgage Loan" shall mean a Loan secured by a mortgage.

                  (vii) "Portfolio Loan" means all Loans currently owned or hereinafter owned for investment by FMAC or any FMAC Subsidiary.

                  (viii)"Serviced   Loans"   means  all  Loans   currently   and
            hereinafter serviced by FMAC or an FMAC Subsidiary for its own account or for others.

                  (ix) "Servicing Requirements" means prudent practice and industry standards together with any contractual, legal or regulatory obligation of FMAC or any FMAC Subsidiary relating to the Serviced Loans or any Loan previously serviced by FMAC or any FMAC Subsidiary.

            (b) Neither FMAC nor any FMAC Subsidiary has any Portfolio Loan. All Loans owned by FMAC or any FMAC Subsidiary are Loans Held for Sale, except Loans held as collateral for a securitization.

            (c) The Loan Documents evidencing each Loan (other than Serviced Loans that have never been owned by FMAC, an FMAC Subsidiary or Bankers Mutual, a Mortgage Banking Corporation ("Bankers Mutual")) that is currently outstanding constitute the legal, valid and binding obligations of the parties thereto and are enforceable against such parties in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of lending institutions or creditors generally and by general equitable principles. No Loan is subject to any legally enforceable right of rescission, set-off, counterclaim or defense, including the defense of usury or, to the knowledge of FMAC, lack of legal capacity of any borrower or guarantor, nor will the operation of any of the terms of any Loan, or the exercise of any legally enforceable right thereunder, render any Loan or any of the Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury or, to the knowledge of FMAC, lack of legal capacity of any borrower or guarantor, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to any Loan Held for Sale or any Loan for which there is any recourse against, or responsibility or exposure of, FMAC or any FMAC Subsidiary.

            (d) The Loan Documents for each Loan (other than Serviced Loans that have never been owned by FMAC, an FMAC Subsidiary or Bankers Mutual) have been duly executed and recorded, or are in the process of being recorded, and are in due and proper form, and the information contained therein was true, accurate and complete in all material respects at the time such Loan documents were executed. FMAC has at all times maintained the Loan Documents in all material respects in accordance with Investor Requirements, Servicing Requirements and otherwise in accordance with all legal and regulatory requirements and contractual obligations.

            (e) Except as set forth on Schedule 3.16, all outstanding Loans sold by FMAC, any FMAC Subsidiary or Bankers Mutual complied in all material respects with Investor Requirements on the date of sale.

            (f) FMAC and the FMAC Subsidiaries have at all times been and are in compliance in all material respects with the Servicing Requirements relating to the Serviced Loans and Loans previously serviced by any of them.

            (g) Except as set forth in Section 3.16(g) of the FMAC Disclosure Schedule, neither FMAC nor any FMAC Subsidiary has any advances outstanding with respect to any Loan, except for advances made under the Servicing Requirements, the aggregate amount of which is not material.

            (h) Neither FMAC nor any FMAC Subsidiary is in material default with respect to any of its obligations under any Loan.

            (i) Neither FMAC nor any FMAC Subsidiary is in violation in any material respect of any applicable federal, state, or local law, statute, ordinance, rule, regulation, order or guideline pertaining to the Loans, its origination or production practices, or otherwise relating to its purchase or sale of Loans or its lending business, including but not limited to, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination or governing consumer credit, and also including, without limitation, the Consumer Credit Reporting Act, Equal Credit Opportunity Act of 1975 and Regulation B, Fair Credit Reporting Act, Truth in Lending Law, in particular, Regulation Z as amended, the Flood Disaster Protection Act of 1973, and state consumer credit codes and laws.

            (j) Except as set forth on Schedule 3.16, all Loans securitized in a pool, at the time of inclusion in the pool, and at the time of any pool certification or any recertification, met all applicable guidelines for such pool. All pools relating to Loans that require certification have been initially certified, finally certified and/or recertified in accordance with applicable guidelines. The principal balance outstanding and owing on the Serviced Loans in each pool equals or exceeds the amount owing to the corresponding security holder of such pool.

            (k) All guarantees of indebtedness owed to FMAC or any FMAC Subsidiary, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except to the extent enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles or doctrines.

            (l) Set forth in Schedule 3.16 is a list, as of the date hereof, of all interest rate swaps, caps, floors, and option agreements and other interest rate risk management arrangements to which FMAC or any of its Subsidiaries is a party or by which any of their properties or assets may be bound. All interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which FMAC or any FMAC Subsidiary is a party or by which any of their properties or assets may be bound were entered into in the ordinary course of business and, to the best knowledge of FMAC, in accordance with then-customary practice and all applicable rules and regulations and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations and are in full force and effect, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity, whether applied by a court of law or equity. FMAC and the FMAC Subsidiaries have duly performed in all material respects all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and to the best knowledge of
      FMAC, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder. Except as set forth in Section 3.16 of the FMAC Disclosure Schedule, none of the transactions contemplated by this Agreement would permit: (i) a counterparty under any interest rate swap, cap, floor and option agreement or any other interest rate risk management agreement or (ii) any party to any financing arrangement, including, but not limited to mortgage-backed financing, to accelerate, discontinue, terminate or otherwise modify any such agreement or arrangement or would require FMAC or any FMAC Subsidiary to recognize any gain or loss with respect to such arrangement.

            (m) FMAC is a Fannie Mae approved DUS lender in good standing and is a Fannie Mae and Freddie Mac approved seller/servicer and issuer of securities in good standing and an approved originator of multi-family loans for Nations Bank. FMAC has not received notice from any governmental, quasi-governmental or private agency of pending or threatened actions or investigations which would question the status of FMAC as an approved lender, seller/servicer or issuer of securities. To the knowledge of FMAC, no event has occurred which, with the passage of time or the giving of notice, or both, would result in the loss by FMAC of its qualification as an approved lender, seller/servicer or issuer or of FMAC as a contractor or as a person otherwise permitted to transact business with any governmental, quasi-governmental or private agency.

            (n) The terms of each Loan have not been impaired, waived, altered or modified in any material respect from the date of its origination except by a written instrument, which written instrument has been recorded if recordation is necessary to protect the interests of the owner thereof. The substance of any such waiver, alteration or modification has been communicated to and approved in writing by: (i) the relevant Investor, to the extent required by the relevant Investor Requirements; and (ii) the title insurer, to the extent required by the relevant policies, and its terms are reflected in the Loan Documents. Except as authorized by the applicable Investor, where the Investor's authorization is required, neither FMAC nor any FMAC Subsidiary has: (i) subordinated the lien of any Mortgage Loan to any other mortgage or lien or given any other mortgage or lien equal priority with the lien of a mortgage loan; or (ii) executed any instrument of release, cancellation or satisfaction with, in whole or in part, respect to any Mortgage Loan.

            (o) As of the date hereof, except as set forth in Schedule 3.16, neither FMAC nor any FMAC Subsidiary is subject to any repurchase obligation under any Loan.

            (p) All escrows required to be maintained pursuant to the terms of the Mortgage Loans have been maintained by FMAC or an FMAC Subsidiary and, to the knowledge of FMAC, all prior servicers, in all material respects in accordance with all applicable legal rules and Investor Requirements and in accordance with the mortgage servicing agreements and the Loan Documents related thereto. FMAC and the FMAC Subsidiaries have credited to the account of mortgagors all interest required to be paid on any escrow account. All escrow, custodial, and suspense accounts related to the owned Mortgage Loans are held in FMAC's or an FMAC Subsidiary's name or in the Investor's name. With respect to escrow deposits and payments which are required to be collected, all such payments are in the possession of, or under the control of, FMAC or an FMAC Subsidiary, and there exist no material deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or other charges or payments have been capitalized under any mortgage or the related mortgage note.

            (q) Neither FMAC nor any FMAC Subsidiary has received written notice of a servicing default for any Loan, and each Loan serviced by FMAC or FMAC Subsidiary has been properly serviced and accounted for in all material respects in accordance with the applicable Servicing Requirements. To the extent that any applicable legal requirement in any jurisdiction or any Investor Requirement requires the payment of interest on escrow accounts with respect to any particular Loan, all such interest has been properly paid or arrangements for such payment has been made. All amounts payable in respect of a Loan, or the property covered by a mortgage which FMAC or any FMAC Subsidiary is responsible for paying, directly or on behalf of a mortgagor, have, in all material respects, been paid prior to becoming delinquent. All pools for which FMAC or any FMAC Subsidiary is responsible are in compliance in all material respects with all applicable Investor Requirements, procedures, rules, regulations and guidelines.

            (r) Schedule 3.16 contains a description of each Loan which, as of the date hereof, has a balance over $1 million and a prepayment penalty less than 5% of the principal amount.

            (s) To the knowledge of FMAC, no facts currently exist with respect to existing securitizations heretofore undertaken by FMAC that would be reasonably likely to materially and adversely affect the ability of FMAC or any FMAC Subsidiary to continue to do securitizations in the future in accordance with existing practices.

     3.17 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The reserve for losses shown on the FMAC Financial Statements as of December 31, 1998 (and as shown on any financial statements to be delivered by FMAC to Bay View pursuant to Section 5.7 hereof), was (and will be as of such subsequent financial statement dates) adequate in all material respects to provide for possible or specific losses, and contained (or will contain) an additional amount of unallocated reserves for unanticipated future losses, at a level considered adequate under GAAP and standards applied to the speciality finance business conducted by FMAC and its Subsidiaries. To the best knowledge of FMAC, the aggregate principal amount of all receivables including, but not limited to, Loans and leases contained (or that will be contained) in the Loan and lease portfolio of FMAC and the FMAC Subsidiaries as of December 31, 1998 (and as of the dates of any financial statements to be delivered by FMAC to Bay View pursuant to Section 5.7 hereof), in excess of such reserve, was (and will be) fully collectible.

      3.18  FMAC BENEFIT PLANS.

            (a) Section 3.18 of the FMAC Disclosure Schedule contains a list and a true and correct copy (or a description with respect to any oral employee benefit plan or arrangement that is material to the compensation and benefit programs of FMAC), including all amendments thereto, of each compensation, consulting, employment, termination or collective bargaining agreement, and each stock option agreement (or form of), stock purchase, stock appreciation right, restricted stock agreement (or form of), life, health, accident or other insurance, bonus, deferred or incentive compensation, severance or separation agreement or any agreement providing any payment or benefit resulting from a change in control, profit sharing, retirement, or other employee benefit plan, practice, policy or arrangement of any kind, oral (excluding practices and policies) or written, covering any employee, former employee, director or former director of FMAC or any FMAC Subsidiary or his or her beneficiaries, including, but not limited to, any employee benefit plans within the meaning of Section 3(3) the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which FMAC or any FMAC Subsidiary maintains, to which FMAC or any FMAC Subsidiary contributes, or under which any employee, former employee, director or former director of FMAC or any FMAC Subsidiary is covered or has benefit rights and pursuant to which any liability of FMAC or any FMAC Subsidiary exists or is reasonably likely to occur (the "FMAC Benefit Plans"). Except as set forth in Section 3.18 of the FMAC Disclosure Schedule, FMAC and the FMAC Subsidiaries neither maintain nor have entered into any FMAC Benefit Plan or other document, plan or agreement which contains any change in control provisions or which would cause an increase or acceleration of benefits or benefit entitlements to employees or former employees or directors or former directors or their respective beneficiaries by virtue of entering into this Agreement or the consummation of the transactions contemplated by this Agreement (a "Change in Control Benefit"). The term "FMAC Benefit Plans" as used herein refers to all plans contemplated under the preceding sentences of this Section 3.18, provided that the term "Plan" or "Plans" is used in this Agreement for convenience only and does not constitute an acknowledgment that a particular arrangement is an employee benefit plan within the meaning of Section 3(3) of ERISA. Except as disclosed in
      Section 3.18 of the FMAC Disclosure Schedule, no Benefit Plan is a multi-employer plan within the meaning of Section 3(37) of ERISA.

            (b) Each of the FMAC Benefit Plans that is intended to be a pension, profit sharing, stock bonus, thrift or savings plan that is qualified under Section 401(a) of the Code ("FMAC Qualified Plans") has been determined by the IRS to qualify under Section 401(a) of the Code, or an application for determination of such qualification has been timely made to the IRS prior to the end of the applicable remedial amendment period under Section 401(b) of the Code (a copy of each such determination letter or pending application is included in Section 3.18 of the FMAC Disclosure Schedule) there exist no circumstances likely to adversely affect the qualified status of any such FMAC Qualified Plan. All such FMAC Qualified Plans established or maintained by FMAC or any of the FMAC Subsidiaries or to which FMAC or any of the FMAC Subsidiaries contribute are in compliance in all material respects with all applicable requirements of ERISA, and are in compliance in all material respects with all applicable requirements (including qualification and non-discrimination requirements ) of the Code for obtaining the tax benefits the Code thereupon permits with respect to such FMAC Qualified Plans. Neither FMAC nor any FMAC Subsidiary maintains, sponsors or contributes to a Qualified Plan that is a defined benefit pension plan subject to Title IV of ERISA. All accrued contributions and other payments required to be made by FMAC or any FMAC Subsidiary to any FMAC Benefit Plan through December 31, 1998, have been made or reserves adequate for such purposes as of December 31, 1998, have been set aside therefor and will be reflected in the FMAC Financial Statements dated as of December 31, 1998. Neither FMAC nor any FMAC Subsidiary is in material default in performing any of its respective contractual obligations under any of the FMAC Benefit Plans or any related trust agreement or insurance contract, and there are no material outstanding liabilities of any such Plan other than liabilities for benefits to be paid to participants in such Plan and their beneficiaries in accordance with the terms of such Plan.

            (c) There is no pending or, to the best knowledge of FMAC, threatened litigation or pending claim (other than routine benefit claims made in the ordinary course) by or on behalf of or against any of the FMAC Benefit Plans (or with respect to the administration of any such Plans) now or heretofore maintained by FMAC or any FMAC Subsidiary which allege violations of applicable state or federal law which are reasonably likely to result in a material liability on the part of FMAC or any FMAC Subsidiary or any such Plan.

            (d) FMAC and the FMAC Subsidiaries and, to the best knowledge of FMAC and the FMAC Subsidiaries, all other persons having fiduciary or other responsibilities or duties with respect to any FMAC Benefit Plan are and have since the inception of each such Plan been in substantial compliance with, and each such Plan is and has been operated in substantial accordance with, its provisions and in substantial compliance with the applicable laws, rules and regulations governing such Plan, including, without limitation, the rules and regulations promulgated by the Department of Labor, the Pension Benefit Guaranty Corporation ("PBGC") and the IRS under ERISA, the Code or any other applicable law. Notwithstanding the foregoing, no representation is made with respect to compliance by a third party insurance company. No "reportable event" (as defined in Section 4043(b) of ERISA) has occurred with respect to any FMAC Qualified

      Benefit Plan. Except as disclosed in Section 3.18 of the FMAC Disclosure Schedule, neither FMAC, any FMAC Subsidiary nor any FMAC Benefit Plan has incurred or is reasonably likely to incur any liability for any "prohibited transactions" (as defined in Section 406 of ERISA or Section 4975 of the Code), or any material liability under Section 601 of ERISA or
      Section 4980 of the Code. All FMAC Benefit Plans that are group health plans have been operated in substantial compliance with the group health plan continuation requirements of Section 4980B of the Code and Section 601 of ERISA.

             (e) Except as set forth in Section 3.18 of the FMAC Disclosure Schedule, neither FMAC nor any FMAC Subsidiary has made any payments, or is or has been a party to any agreement or any FMAC Benefit Plan, that under any circumstances could (i) obligate it or its successor to make payments or deemed payments that are not or will not be deductible  because  of  Sections  162(m)  or 280G  of  the  Code  or (ii)
      require  Bay View or any Bay View  Subsidiary   to  record  any  charge or
      expense therefor (or any tax gross-up payments) for financial reporting purposes on a post-acquisition basis. Consistent herewith, the full financial reporting expense relating to such payments, deemed payments and tax gross-up payments shall be recorded by FMAC or the FMAC Subsidiaries for the period prior to the Effective Time.

            (f) Section 3.18 of the FMAC Disclosure Schedule, which may be updated prior to Closing with respect to current employees of FMAC and the FMAC Subsidiaries who receive benefits under FMAC Benefit Plan existing on the date hereof, describes any obligation that FMAC or any FMAC Subsidiary has to provide health or welfare benefits to retirees or other former employees, directors or their dependents (other than rights under Section 4980B of the Code or Section 601 of ERISA), including information as to the number of retirees, other former employees or directors and dependents entitled to such coverage and their ages.

            (g) Section 3.18 of the FMAC Disclosure Schedule lists: (i) a copy of each option agreement relating to FMAC Stock Options described in
      Section 4.1 of the FMAC Disclosure Schedule and (ii) a copy of each agreement relating to the stock awards described in Section 4.1 of the FMAC Disclosure Schedule.

            (h) To the best knowledge of FMAC, FMAC and the FMAC Subsidiaries have filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each FMAC Benefit Plan with the IRS, the Department of Labor and the PBGC, as prescribed by the Code or ERISA, or regulations issued thereunder. To the best knowledge of FMAC, all such filings, as amended, were complete and accurate in all material respects as of the dates of such filings. Notwithstanding the foregoing, no representation is made with respect to filings by a third party insurance company.

      3.19  COMPLIANCE WITH ENVIRONMENTAL LAWS.

            (a)  Except  as set  forth in  Section  3.19 of the FMAC  Disclosure
      Schedule: (i) the operations of FMAC and each of the FMAC Subsidiaries comply in all material respects with all applicable past and present
      Environmental Laws; (ii) none of the operations of FMAC or any FMAC Subsidiary, no assets presently or formerly owned or leased by FMAC or any FMAC Subsidiary and no Mortgaged Premises or Participating Facility are subject to any judicial or administrative proceedings alleging the violation of any past or present Environmental Law, nor are they the subject of any claims alleging damages to health or property, pursuant to which FMAC, any FMAC Subsidiary or any owner of a Mortgaged Premises or a Participating Facility would be liable in law or equity; (iii) none of the operations of FMAC or any FMAC Subsidiary, no assets presently owned or, to the best knowledge of FMAC, formerly owned by FMAC or any FMAC Subsidiary, and to the best knowledge of FMAC, no Mortgaged Premises or Participating Facility is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance, or any other substance into the environment, nor has FMAC or any FMAC Subsidiary, or, any owner of a Mortgaged Premises or a Participating Facility been directed to conduct such investigation, formally or informally, by any governmental agency, nor have any of them agreed with any governmental agency or private person to conduct any such investigation; and (iv) neither FMAC nor any FMAC Subsidiary, nor, any owner of a Mortgaged Premises or a Participating Facility has filed any notice under any Environmental Law indicating past or present treatment, storage or disposal of a Hazardous Substance or reporting a spill or release of a Hazardous Substance, or any other substance into the environment.

            (b) With respect to the real property currently or formerly owned or currently leased by FMAC or any FMAC Subsidiary ("FMAC Premises"): (i) no part of the FMAC Premises has been used for the generation, manufacture, handling, storage, or disposal of Hazardous Substances; (ii) except as disclosed in Section 3.19 of the FMAC Disclosure Schedule, the FMAC Premises do not contain, and have never contained, an underground storage tank; and (iii) the FMAC Premises do not contain and are not contaminated by any quantity of a Hazardous Substance from any source. With respect to any underground storage tank listed in Section 3.19 of the FMAC Disclosure Schedule as an exception to the foregoing, such underground storage tank has been removed in compliance with the Environmental Laws, and has not been the source of any release of a Hazardous Substance into the environment, unless otherwise set forth in Section 3.19 of the FMAC Disclosure Schedule.

      3.20 CONTRACTS AND COMMITMENTS. Section 3.20 of the FMAC Disclosure Schedule sets forth the following (copies of each of such documents has been made available to Bay View) as of the date hereof:

            (a) a list of each outstanding Loan or commitment to extend credit to any officer or director of FMAC or any FMAC Subsidiary;

            (b) a list of each contract or agreement involving goods, services or occupancy and which (i) has a term of more than one year; (ii) cannot be terminated on 30 days (or less) written notice without penalty; and
      (iii) involves an annual expenditure by FMAC or any FMAC Subsidiary in excess of $250,000;

          (c) a list of each contract or commitment (other than FMAC Permitted Liens as defined in Section 3.22(c) hereof) affecting ownership of, title to, use of, or any interest in real property which is currently owned by FMAC or any FMAC Subsidiary, and a list and description of all real property owned or leased by FMAC or any FMAC Subsidiary;

          (d) a list of all policies of insurance currently maintained by FMAC or any FMAC Subsidiary and a list and description of all unsettled or outstanding claims of FMAC or any FMAC Subsidiary which have been, or to the best knowledge of FMAC, will be, filed with the companies providing insurance coverage for FMAC or any FMAC Subsidiary (except for routine claims for health benefits);

          (e) each collective bargaining agreement to which FMAC or any FMAC Subsidiary is a party and all affirmative action plans or programs covering employees of FMAC or any FMAC Subsidiary, as well as all employee handbooks, policy manuals, rules and standards of employment promulgated by FMAC or any FMAC Subsidiary;

          (f) each lease or license with respect to real or personal property or Intellectual Property Rights, whether as lessor, lessee, licensor or licensee, with annual rental or other payments due thereunder in excess of $50,000 to which FMAC or any FMAC Subsidiary is a party, which does not expire within six months from the date hereof and cannot be terminated upon 30 days (or less) written notice without penalty;

          (g)  all  employment,   consulting,   financial  advisory,  investment
     banking, and professional services contracts to which FMAC or any FMAC Subsidiary is a party (in the case of at will employment letters and temporary administrative help contracts only forms of each type of such agreements are included);

          (h) all judgments, orders, injunctions, court decrees or settlement agreements arising out of or relating to the labor and employment practices or decisions of FMAC or any FMAC Subsidiary which, by their terms, continue to bind or affect FMAC or any FMAC Subsidiary;

          (i) all orders, decrees, memorandums, agreements or understandings with regulatory agencies binding upon or affecting the current operations of FMAC or any FMAC Subsidiary or any of their directors or officers in their capacities as such;

            (j) all trademarks, trade names, service marks, patents, or copyrights, whether registered or the subject of an application for registration, which are owned by FMAC or any FMAC Subsidiary or licensed from a third party;

      3.21 DEFAULTS. There has not been any default in any material obligation to be performed by FMAC or any FMAC Subsidiary under any material contract or commitment, and neither FMAC nor or any FMAC Subsidiary has waived, and will not waive prior to the Effective Time, any material right under any material contract or commitment. To the best knowledge of FMAC, no other party to any material contract or commitment is in default in any material obligation to be performed by such party.

      3.22 OPERATIONS SINCE DECEMBER 31, 1998. Between December 31, 1998 and the date hereof, except as set forth in Section 3.22 of the FMAC Disclosure Schedule, there has not been:

            (a) any increase in the compensation or benefits payable or to become payable by FMAC or any FMAC Subsidiary to any employee, officer or director, other than routine annual increases to rank and file employees consistent with past practices;

            (b) any payment of dividends or other distributions by FMAC to its stockholders or any redemption by FMAC of its capital stock;

            (c)  any  mortgage,   pledge  or  subjection  to  lien,   charge  or
      encumbrance of any kind of or on any material asset, tangible or intangible, of FMAC or any FMAC Subsidiary, except the following (each of which, whether arising before or after the date hereof, is herein referred to as a "FMAC Permitted Lien"): (i) liens arising out of judgments or awards in respect of which FMAC or any FMAC Subsidiary is in good faith prosecuting an appeal or proceeding for review and in respect of which it has secured a subsisting stay of execution pending such appeal of proceeding; (ii) liens for taxes, assessments, and other governmental charges or levies, the payment of which is not past due, or as to which FMAC or any FMAC Subsidiary is diligently contesting in good faith and by appropriate proceeding either the amount thereof or the liability therefor or both; (iii) deposits, liens or pledges to secure payments of worker's compensation, unemployment insurance, pensions, or other social security obligations, or the performance of bids, tenders, leases, contracts (other than contracts for the payment of money), public or statutory obligations, surety, stay or appeal bonds, or similar obligations arising in the ordinary course of business; (iv) zoning restrictions, easements, licenses and other restrictions on the use of real property or any interest therein, or minor irregularities in title thereto, which do not materially impair the use of such property or the merchantability or the value of such property or interest therein; (v) purchase money mortgages or other purchase money or vendor's liens or security interests (including, without limitation, finance leases), provided that no such mortgage, lien or security interest shall extend to or cover any other property of FMAC or any FMAC Subsidiary other than that so purchased; and (vi) liens entered into in the ordinary course of business in connection with (A) the sale of Loans to third parties and (B) securitizations;


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



            (d) any creation or assumption of indebtedness (including the extension or renewal of any existing indebtedness, or the increase thereof) by FMAC or any FMAC Subsidiary for borrowed money, or otherwise, other than in the ordinary course of business, none of which has a prepayment penalty or is in default;

            (e) the establishment of any new, modification of or amendment to, or increase in the formula for contributions to or benefits under, any FMAC Benefit Plan by
      FMAC or any FMAC Subsidiary;

            (f) any action by FMAC or any FMAC Subsidiary seeking any cancellation of, or decrease in the insured limit under, or increase in the deductible amount or the insured's retention (whether pursuant to coinsurance or otherwise) of or under, any policy of insurance maintained directly or indirectly by FMAC or any FMAC Subsidiary on any of their respective assets or businesses, including but not by way of limitation, fire and other hazard insurance on its assets, automobile liability insurance, general public liability insurance, and directors' and officers' liability insurance; and if an insurer takes any such action, FMAC shall promptly notify Bay View;

            (g) any change in FMAC's independent auditors or historic methods of accounting (other than as required by GAAP);

            (h) any purchase, whether for cash or secured or unsecured obligations (including finance leases) by FMAC or any FMAC Subsidiary of any fixed asset which either (i) has a purchase price individually or in the aggregate in excess of $250,000 or (ii) is outside of the ordinary course of business;

            (i) any sale or transfer of any asset by FMAC or any FMAC Subsidiary outside the ordinary course of business or in excess of $250,000 in the ordinary course of business, with the exception of any sale of Loans and marketable securities sold in the ordinary course of business at market prices, including sales to Bay View or any Bay View Subsidiary;

            (j) any cancellation or compromise of any debt to, claim by or right of, FMAC or any FMAC Subsidiary except in the ordinary course of business and not in a material amount;

            (k) any amendment or termination of any material contract or commitment to which FMAC or any FMAC Subsidiary is a party, other than in the ordinary course of business;

            (l) any material damage or destruction to any assets or property of FMAC or any FMAC Subsidiary whether or not covered by insurance;

            (m) any material change in the loan underwriting or credit scoring policies or practices of FMAC or any FMAC Subsidiary;

            (n) any material transaction of business or activity undertaken by FMAC or any FMAC Subsidiary outside the ordinary course of business consistent with past practices; or

            (o) any agreement or commitment to do any of the foregoing.

      3.23 RECORDS. The record books, transfer books and stock (or other ownership interest) ledgers of FMAC and each FMAC Subsidiary are complete and accurate in all material respects and reflect all meetings, consents and other material actions of the organizers, incorporators, stockholders, owners, Boards of Directors (or similar boards) and committees of the Boards of Directors of FMAC and each such Subsidiary, and all transactions in their respective securities, since their respective inceptions.

      3.24 UNDISCLOSED LIABILITIES. All of the Liabilities will, in the case of FMAC and the FMAC Subsidiaries, be reflected, disclosed or reserved against (to the extent required by GAAP) in the FMAC Financial Statements as of December 31, 1998 or in the notes thereto, and FMAC and the FMAC Subsidiaries have no other Liabilities except (a) Liabilities incurred since December 31, 1998 in the ordinary course of business or (b) as disclosed in Section 3.24 of the FMAC Disclosure Schedule.

      3.25  ASSETS.

            (a) FMAC and the FMAC Subsidiaries have good and marketable title to their real properties, including any leaseholds and ground leases, and their other assets and properties, all as reflected as owned or held by FMAC or any FMAC Subsidiary in the FMAC Financial Statements as of December 31, 1998, and those acquired since such date, except for (i) assets and properties disposed of since such date in the ordinary course of business and (ii) FMAC Permitted Liens none of which, in the aggregate, except as set forth in the FMAC Financial Statements dated December 31, 1998 or in Section 3.25 of the FMAC Disclosure Schedule, are material to FMAC on a consolidated basis. All buildings, structures, fixtures and appurtenances comprising part of the real properties of FMAC and the FMAC Subsidiaries (whether owned or leased) are, in the opinion of management of FMAC, in good operating condition, reasonable wear and tear excepted. Title to all real property owned by FMAC and the FMAC Subsidiaries is held in fee simple, except as otherwise noted in the FMAC Financial Statements as of December 31, 1998 or as set forth in Section 3.25 of the FMAC Disclosure Schedule. FMAC and the FMAC Subsidiaries have title or other rights to its assets sufficient in all material respects for the conduct of their respective businesses as presently conducted, and except as set forth in the FMAC Financial Statements dated as of December 31, 1998 or in
      Section 3.25 of the FMAC Disclosure Schedule, such assets are free, clear and discharged of and from any and all liens, charges, encumbrances, security interests and/or equities which are material to FMAC or any FMAC Subsidiary, other than FMAC Permitted Liens.

            (b) All leases and licenses pursuant to which FMAC or any FMAC Subsidiary, as lessee or licensee, leases or licenses real property, personal property or Intellectual Property Rights are, to the best knowledge of FMAC, valid, effective, and enforceable against the lessor in accordance with their respective terms except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity, whether applied by a court of law or equity. There is not under any of such leases or licenses any existing material default, or any event which with notice or lapse of time, or both, would constitute a material default, with respect to either FMAC or any FMAC Subsidiary, or to the best knowledge of FMAC, the other party. Except as disclosed in Section 3.25 of the FMAC Disclosure Schedule, none of such leases involving a rental payment of more than $50,000 annually or such licenses contains a prohibition against assignment by FMAC or any FMAC Subsidiary, by operation of law or otherwise, or any other provision which would preclude the surviving corporation or any FMAC Subsidiary from possessing and using the leased premises or licensed property (including Intellectual Property Rights) for the same purposes and upon the same rental and other terms upon the consummation of the Merger as are applicable to the use by FMAC or any FMAC Subsidiary as of the date of this Agreement.

      3.26 INDEMNIFICATION. To the best knowledge of FMAC, except as set forth in Section 3.26 of the FMAC Disclosure Schedule, no action or failure to take action by any director, officer, employee or agent of FMAC or any FMAC
Subsidiary has occurred which would give rise to indemnification from FMAC or any FMAC Subsidiary under the corporate indemnification provisions of FMAC or any FMAC Subsidiary in effect on the date of this Agreement.

      3.27 INSIDER INTERESTS. Except as set forth in Section 3.27 of the FMAC Disclosure Schedule, no officer, director or employee of FMAC or any FMAC Subsidiary has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of FMAC or any FMAC Subsidiary.

      3.28 REGISTRATION OBLIGATIONS. Except as set forth in Section 3.28 of the FMAC Disclosure Schedule, neither FMAC nor any FMAC Subsidiary is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any of its securities under the Securities Act or other federal or state securities laws or regulations.

      3.29 TAX AND RELATED MATTERS. FMAC has not taken or agreed to take any action, nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform their covenants and agreements under this Agreement or
(ii) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

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



      3.30 BROKERS AND FINDERS. Except as set forth in Section 3.30 of the FMAC Disclosure Schedule, neither FMAC nor any FMAC Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finders' fees, and no other broker or finder has acted directly or indirectly for FMAC or any FMAC Subsidiary in connection with this Agreement or the transactions contemplated hereby.

      3.31 ACCURACY OF INFORMATION. The statements of FMAC contained in this Agreement, the FMAC Disclosure Schedule and in any other written document executed and delivered by or on behalf of FMAC pursuant to the terms of this Agreement are true and correct in all material respects.

      3.32 GOVERNMENTAL APPROVALS AND OTHER CONDITIONS. To the best knowledge of FMAC, there is no reason relating specifically to FMAC or any of its Subsidiaries why (i) the approvals that are required to be obtained from regulatory authorities having approval authority in connection with the transactions contemplated hereby should not be granted, (ii) such regulatory approvals should be subject to a condition which would differ from conditions customarily imposed by such regulatory authorities in orders approving acquisitions of the type contemplated hereby or (iii) any of the conditions precedent as specified in Article VI hereof to the obligations of any of the parties hereto to consummate the transactions contemplated hereby are unlikely to be fulfilled within the applicable time period or periods required for satisfaction of such condition or conditions.

      3.33 YEAR 2000 COMPLIANT. Set forth in Section 3.33 of the FMAC Disclosure
Schedule is a good faith estimate of FMAC's cost for achieving, to its knowledge, Year 2000 Compliance in all material respects on or prior to November 15, 1999. FMAC has no reason to believe that its cost for Year 2000 Compliance will materially exceed the amount of such good faith estimate unless FMAC, at the request of Bay View, agrees to accelerate the timing of its Year 2000 Compliance to a date substantially prior to November 15, 1999.

                                   ARTICLE IV

                         COVENANTS OF FMAC AND BAY VIEW

      4.1 FMAC BUSINESS IN ORDINARY COURSE.

            (a) Without the prior written consent of Bay View, FMAC shall not declare or pay any dividend or make any other distribution with respect to its capital stock, whether in cash, stock or other property, after the date of this Agreement.

            (b) FMAC and the FMAC Subsidiaries shall continue to carry on, after the date hereof, their respective businesses and the discharge or incurring of obligations and liabilities, only in the usual, regular and ordinary course of business, as heretofore conducted, and by way of amplification and not limitation, FMAC and each of the FMAC

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      Subsidiaries  will not,  without the prior written consent of Bay View (or the Chief Credit Officer of Bay View in the case of subparagraph (vii)) (which in the case of subparagraph (xx) shall not be unreasonably withheld or delayed);

                  (i) issue any of its  capital  stock,  ownership,  profit  and loss, or other beneficial interests, or any options, warrants, or other rights to subscribe for or purchase any of the foregoing, except (A) pursuant to the FMAC Stock Options outstanding on the date hereof and (B) restricted stock awards, stock options and bonus stock to be awarded as fully described in Section 4.1 of the FMAC Disclosure Schedule;

                  (ii) directly or indirectly redeem, purchase or otherwise acquire any capital stock, ownership, profit and loss or other beneficial interests of FMAC or any of the FMAC Subsidiaries;

                  (iii) effect a reclassification,  recapitalization,  split-up, exchange of shares, readjustment or other similar change in or to any outstanding securities or otherwise reorganize or recapitalize;

                  (iv)  change  its  Certificate  of   Incorporation   or  other
            organizational or governmental document;

                  (v) enter  into,  modify or renew  any  employment  agreement, severance agreement, change of control agreement, or plan relative to the foregoing; or grant any increase (other than ordinary and normal increases to rank and file employees consistent with past practices) in the compensation or benefits payable or to become payable to directors, officers or employees except (A) as required by law and (B) the restricted stock awards, stock options and bonus stock to be awarded as fully described in Section 4.1 of the FMAC Disclosure Schedule, pay or agree to pay any bonus, or adopt or make any change in any bonus, insurance, pension or other FMAC Benefit Plan;

                  (vi) except for borrowings in the ordinary  course of business that do not have any prepayment penalty, borrow or agree to borrow any funds, or indirectly guarantee or agree to guarantee any obligations of others;

                  (vii) make or commit to make any Loan, except for Loans on retail concepts that FMAC or any FMAC Subsidiary make Loans on as of the date of this Agreement that do not exceed $10,000,000 and that would not increase the aggregate credit outstanding to any one borrower (or group of affiliated borrowers) to more than $15,000,000 (excluding for this purpose credit related to Loans that have been sold or securitized), provided that nothing in this subparagraph shall prohibit FMAC or any FMAC Subsidiary from honoring any contractual obligation in existence on the date of this Agreement;

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




                  (viii)refinance  or restructure  any existing Loan,  except in the ordinary course of business consistent with past practice and prudent lending practices;

                  (ix) make any  material  changes in its  policies or practices concerning loan underwriting and credit scoring, or which persons may approve Loans or credit scoring;

                  (x) except in the ordinary course of business  consistent with past practices and prudent business practices, enter into any securities transaction for its own account or purchase or otherwise acquire any investment security for its own account other than (A) securities backed by the full faith and credit of the United States or an agency thereof not in excess of $10,000,000 and (B) other readily marketable securities not in excess of $1,000,000;

                  (xi) enter into,  modify or extend any agreement,  contract or commitment (other than Loans or securities) involving an expenditure in excess of $250,000 except as required or desirable for the conduct of business in the ordinary course;

                  (xii) except in the ordinary course of business,  place on any of its assets or properties any mortgage, pledge, lien, charge, or other encumbrance;

                  (xiii)cancel any material indebtedness  owing  to  it  or  any claims which it may possess or waive any rights of material value;

                  (xiv) sell or  otherwise  dispose of any real  property or any material amount of tangible or intangible personal property other than (A) properties acquired in foreclosure or otherwise in the ordinary collection of indebtedness or (B) Loans sold in the secondary market;

                  (xv) foreclose upon or otherwise take title to or possession or control of any real property without first obtaining a phase one environmental report thereon;

                  (xvi) knowingly or wilfully commit any act or fail to commit any act which will cause a material breach of any agreement, contract or commitment;

                  (xvii) engage in any  activity  or  transaction   outside  the
            ordinary course of business;

                  (xviii)enter into any new, or modify,  amend  or  extend   the
            terms of any existing contracts relating to the purchase or sale of financial or other futures, or any put or call option relating to cash, securities or commodities or any interest rate swap agreements or other agreements relating to the hedging of interest rate risk, except in the ordinary course of business consistent with past practices and prudent business practices;

                  (xix) knowingly take any action that would (A) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (B) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code;

                  (xx) make any material changes in its pricing policies; or

                  (xxi) agree in writing or otherwise to take any of the foregoing actions or engage in any of the foregoing activities.

      Notwithstanding the foregoing, FMAC is permitted to sell the FMAC leasing division upon the written consent of Bay View, which consent shall not be unreasonably withheld or delayed.

            (c) FMAC and the FMAC Subsidiaries shall not, without the prior written consent of Bay View, engage in any transaction or knowingly take any action or commit any omission that would render untrue in any material respect any of the representations and warranties of FMAC contained in
      Article III hereof, if such representations and warranties were given as of the date of such transaction, action or omission.

            (d) FMAC will, and will cause the FMAC Subsidiaries to, use their commercially reasonable efforts to maintain their respective properties and assets in their present state of repair, order and condition, reasonable wear and tear excepted, and to maintain and keep in full force and effect all policies of insurance presently in effect. FMAC will, and will cause the FMAC Subsidiaries to, use all commercially reasonable efforts to preserve intact their present business organization, keep available the services of their present officers and key employees and preserve their relationships with customers and Investors and others having business dealings with them. FMAC will, and will cause the FMAC Subsidiaries to, take all requisite action (including without limitation the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder which could reasonably give rise to a claim prior to the Effective Time.

            (e) FMAC shall promptly notify Bay View in writing of the occurrence of any matter or event known to and directly involving FMAC or any FMAC Subsidiary that would result in any breach of this Agreement, is reasonably likely to result in a Material Adverse Effect on FMAC or impair the ability of FMAC to consummate the transactions contemplated herein.

            (f) FMAC shall provide to Bay View such reports on litigation involving FMAC and each of the FMAC Subsidiaries as Bay View shall reasonably request, provided that FMAC shall not be required to divulge information to the extent that, in the good faith opinion of its counsel, by doing so, it would risk waiver of the attorney-client privilege to its detriment.

      4.2   CERTAIN ACTIONS.

          (a) Neither FMAC (nor any of its Subsidiaries) (i) shall solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to any Acquisition Proposal (as defined below) with respect to itself or any of its
     Subsidiaries or (ii) shall (A) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate any inquiry or proposal, or (B) enter into any agreement, arrangement, or understanding (whether written or oral) regarding any proposal or transaction providing for or requiring it to abandon, terminate or fail to consummate this Agreement, or compensating it or any of its Subsidiaries under any of the instances described in this clause. FMAC shall immediately instruct and otherwise use its reasonable best efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney, or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with such prohibitions. FMAC shall immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any parties conducted heretofore with respect to such activities. Notwithstanding the foregoing, FMAC may provide information at the request of or enter into negotiations with a third party with respect to an Acquisition Proposal if the Board of Directors of FMAC determines, in good faith after consultation with counsel, that the exercise of its fiduciary duties to FMAC's stockholders under applicable law requires it to take such action, and, provided further, that FMAC may not, in any event, provide to such third party any information which it has not provided to Bay View. FMAC shall promptly notify Bay View orally and in writing in the event it receives any such inquiry or proposal and shall provide reasonable detail of all relevant facts relating to such inquiries. This Section shall not prohibit accurate disclosure by FMAC in any document (including the Proxy Statement and the Registration Statement) or other disclosure under applicable law if in the opinion of the Board of Directors of FMAC, disclosure is appropriate under applicable law.

          (b) "Acquisition Proposal" shall, with respect to FMAC, mean any of the following (other than the Merger): (i) a merger or consolidation, or any similar transaction of any entity with either FMAC or any Subsidiary of FMAC, (ii) a purchase lease or other acquisition of a material portion of all the assets of either FMAC or any Subsidiary of FMAC, (iii) a purchase or other acquisition of "beneficial ownership" by any "person" or "group" (as such terms are defined in Section 13(d)(3) of the Exchange Act) (including by way of merger, consolidation, share exchange, or otherwise) which

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      would  cause  such  person  or group to  become  the  beneficial  owner of securities representing 25% or more of the voting power of either FMAC or any Subsidiary of FMAC, (iv) a tender or exchange offer to acquire securities representing 25% or more of the voting power of FMAC, (v) a public proxy or consent solicitation made to stockholders of FMAC seeking proxies in opposition to any proposal relating to any of the transactions contemplated by this Agreement, (vi) the filing of an application or notice with any federal or state regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses (i) through (iv) above, or
      (vii) the making of a bona fide offer to the Board of Directors of FMAC by
      written   communication,   that  is  or  becomes  the  subject  of  public
      disclosure, to engage in one or more of the transactions referenced in clauses (i) through (v) above.

      4.3   BAY VIEW BUSINESS IN ORDINARY COURSE.

          (a) Without the prior written consent of FMAC, Bay View shall not declare or pay any dividend or make any other distribution with respect to its capital stock, whether in cash, stock or other property, after the date of this Agreement except it may declare and pay its regular quarterly dividends in amounts as it shall determine from time to time and may effect any stock split in the form of a stock dividend after consultation with FMAC.

          (b) Neither Bay View nor any Bay View Subsidiary has taken or agreed to take, or shall knowingly take, any action nor does it have knowledge of any fact or circumstance, that would (i) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of the parties hereto to obtain any approval of any regulatory authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement or (ii) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code.

          (c) Bay View shall promptly notify FMAC in writing of the occurrence of any matter or event known to and directly involving Bay View or any Bay View Subsidiary that would result in any breach of this Agreement, is reasonably likely to result in a Material Adverse Effect on Bay View or impair the ability of Bay View to consummate the transactions contemplated herein.


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



                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      5.1   INSPECTION OF RECORDS; CONFIDENTIALITY.

            (a) Bay View and its Subsidiaries, on the one hand, and FMAC and its Subsidiaries, on the other hand, shall each afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours, during the period prior to the Effective Time, to all of their respective properties, books, contracts, commitments and records, including all attorneys' responses to auditors' requests for information, and accountants' work papers, and will permit their respective representatives to discuss such information directly with each other's officers, directors, employees, attorneys and accountants. Bay View and FMAC shall each use their reasonable best efforts to furnish to the other all other information concerning its business, properties and personnel as such other party may reasonably request. The availability or actual delivery of information shall not affect the representations, warranties, covenants and agreements of the party providing such information that are contained in this Agreement or in any certificates or other documents delivered pursuant hereto.

            (b) Each party hereto shall, and shall cause its advisors and representatives to, (i) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party which is not otherwise public knowledge, (ii) return all documents (including copies thereof) obtained hereunder from the other party to such other party and (iii) use its reasonable best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

      5.2  REGISTRATION   STATEMENT;   STOCKHOLDER  APPROVAL.  (a)  As  soon  as
practicable after the date hereof, Bay View shall file the Registration Statement with the SEC, and FMAC and Bay View shall use their reasonable best efforts to cause the Registration Statement to become effective under the Securities Act. Bay View will take any action required to be taken under the applicable blue sky or securities laws in connection with the issuance of the shares of Bay View Common Stock in the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other party may reasonably request in connection with such action.

      (b) Bay View shall call the Bay View Stockholders' Meeting and FMAC shall call the FMAC Stockholders' Meeting, in each case to be held as soon as practicable after the Registration Statement becomes effective for the purpose of voting upon this Agreement and the Merger. The Bay View Stockholders' Meeting and FMAC Stockholders' Meeting shall be held

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



on the same date and at the same time. In connection therewith, Bay View shall prepare the Proxy Statement and, with the approval of each of Bay View and FMAC, the Proxy Statement shall be filed with the SEC and mailed to the stockholders of Bay View and FMAC. The Board of Directors of Bay View shall submit for approval of Bay View's stockholders the matters to be voted upon in order to authorize the Merger. The Board of Directors of FMAC shall submit for approval of FMAC's stockholders the matters to be voted upon in order to authorize the Merger. The Board of Directors of Bay View hereby does and will recommend this Agreement and the transactions contemplated hereby to stockholders of Bay View and will use its reasonable best efforts to obtain any vote of the stockholders of Bay View that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby. The Board of Directors of FMAC hereby does and will recommend this Agreement and the transactions contemplated hereby to stockholders of FMAC and will use its reasonable best efforts to obtain any vote of the stockholders of FMAC that is necessary for the approval and adoption of this Agreement and the transactions contemplated hereby.

      5.3 AGREEMENTS OF AFFILIATES. As soon as practicable after the date of this Agreement, FMAC shall deliver to Bay View a letter, reviewed by its counsel, identifying all persons whom FMAC believes to be "affiliates" of FMAC for purposes of Rule 145 under the Securities Act. FMAC shall use its reasonable best efforts to cause each person who is so identified as an "affiliate" to deliver to Bay View no later than ten calendar days after the date hereof, a written agreement in the form of Exhibit B, providing that from the date of such agreement each such person will agree not to sell, pledge, transfer or otherwise dispose of any shares of stock of FMAC held by such person or any shares of Bay View Common Stock to be received by such person in the Merger at any time, except in compliance with the applicable provisions of the Securities Act and other applicable laws and regulations. Prior to the Effective Time, FMAC shall use its reasonable best efforts to cause each additional person who is identified as an "affiliate" to execute a written agreement as set forth in this
Section 5.3.

     5.4 EXPENSES. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger. The fee to be paid to FMAC's financial advisor, Credit Suisse First Boston ("First Boston"), shall not be in excess of the fee provided for in the engagement letter between FMAC and First Boston, a copy of which letter is set forth in Section 5.4 of the FMAC Disclosure Schedule. The amount of the fees paid or to be paid by FMAC or the FMAC Subsidiaries, collectively (or by Bay View or New FMAC as successors), in connection with this Agreement for legal and accounting fees, shall not exceed the amount set forth on Section 5.4 of the FMAC Disclosure Schedule without the written consent of Bay View. Notwithstanding the foregoing, Bay View and FMAC will share equally all third party printing costs incurred with respect to the Registration Statement and Proxy Statement in preliminary and final form.

      5.5 COOPERATION. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this

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



Agreement as expeditiously as possible. Each party shall, and shall cause each of its respective Subsidiaries to, use its reasonable best efforts to obtain consents of all third parties and regulatory authorities necessary for the consummation of the transactions contemplated by this Agreement as expeditiously as possible.

      (b) FMAC, in conjunction with its transition team that shall meet at least twice a month with the Bay View transition team, shall, (i) consult and cooperate with Bay View regarding the implementation of those policies and procedures established by Bay View for its governance and that of its Subsidiaries including, without limitation, policies and procedures pertaining to accounting, loan accruals and reserves, budgets, computer systems, asset/liability management, audits, credit, human resources, treasury and legal functions; (ii) at the request of Bay View, conform FMAC's existing policies and procedures in respect of such matters to Bay View's policies and procedures or in the absence of any existing FMAC policy or procedure regarding any such function, introduce Bay View policies or procedures in respect thereof; (iii) consult and cooperate with Bay View with respect to the pricing policies of FMAC; (iv) consult and cooperate with Bay View with respect to determining appropriate FMAC accruals, reserves and charges or write-down of various assets and other appropriate charges and accounting adjustments; (v) consult and cooperate with Bay View with respect to the amount and the timing for recognizing for financial accounting purposes its expenses of the Merger and the restructuring charges relating to or to be incurred in connection with the Merger; and (vi) establish and take such reserves and accruals at such time as Bay View shall reasonably request; PROVIDED, HOWEVER, that FMAC shall not be required to take such action pursuant to this subpart vi more than five days prior to the Effective Time and not until (A) Bay View agrees in writing that all conditions to closing set forth in Article VI have been satisfied or waived and (B) FMAC shall have received a written waiver by Bay View of its right to terminate this Agreement; and provided, further that FMAC shall not be required to take any such action that is not consistent with any applicable law or GAAP and that reserves or accruals taken at the written request of Bay View may not be a basis to assert a violation of a breach of a representation, warranty or covenant of FMAC herein.

     (c) Each party agrees to cooperate fully with the other in connection with matters relating to liability of FMAC to Fannie Mae under the Fannie Mae DUS Program. In addition, FMAC shall take such actions in connection therewith as Bay View shall reasonably request; provided, however, that FMAC shall not be required to take such actions until (i) Bay View agrees in writing that all conditions to Closing set forth in Article VI have been satisfied or waived, and
(ii) FMAC shall have received a written waiver by Bay View of its right to terminate this Agreement; and provided further, that FMAC shall not be required to take any such action that is not consistent with any applicable law or Fannie Mae guidelines and that actions taken at the written request of Bay View may not be a basis to assert a violation or a breach of a representation, warranty or covenant of FMAC herein.

      5.6 REGULATORY APPLICATIONS. The parties shall, as soon as practicable after the date of this Agreement, file all necessary applications with all applicable regulatory authorities, and shall use their reasonable best efforts to respond as promptly as practicable to all inquiries received concerning said applications. In the event the Merger is challenged or opposed by any

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



administrative or legal proceeding, whether by the United States Department of Justice or otherwise, the determination of whether and to what extent to seek appeal or review, administrative or otherwise, or other appropriate remedies shall be made by mutual agreement of Bay View and FMAC. The party filing an application shall deliver a copy thereof to the other parties hereto in advance of filing and copies of all responses from or written communications from regulatory authorities relating to the Merger or this Agreement (to the extent permitted by law), and the filing party shall also deliver a final copy of each regulatory application to the other parties promptly after it is filed with the appropriate regulatory authority.

      5.7 CURRENT INFORMATION. During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party. Bay View and FMAC shall deliver to each other not later than 45 days after the end of each quarter, its Report on Form 10-Q for such quarter as filed with the SEC and each party will promptly furnish to the other any and all other material reports filed with the SEC or any other regulatory agency. Further, FMAC shall furnish to Bay View within ten business days of the end of each month a description of all Loans (including, without limitation, the name of the borrower, the loan amount and a description of the collateral) originated by FMAC or any of its Subsidiaries during such month. Each party shall promptly notify the other party of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of material litigation involving such party or the transactions contemplated hereby and shall keep the other party fully informed of such events.

      5.8 PRESS RELEASE. Except as may be required by law the parties shall mutually agree to the issuance of any press release or other information to the press or any third party for general circulation with respect to this Agreement or the transactions contemplated hereby.

      5.9 LITIGATION MATTERS. FMAC will consult with Bay View about any proposed settlement, or any disposition of, any litigation involving amounts in excess of $150,000.

      5.10 TAX OPINION. Bay View agrees to obtain a written opinion of Silver, Freedman & Taff, L.L.P. ("SF&T") addressed to Bay View, dated the Closing Date, substantially to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Bay View and FMAC each will be a party to such reorganization. In rendering such opinion, SF&T may require and rely upon representations contained in letters from Bay View, FMAC and others. FMAC agrees to obtain a written opinion of Dewey Ballantine LLP ("Dewey Ballantine"), addressed to FMAC, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code and that Bay

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



View and FMAC each will be a party to such reorganization. In rendering its opinion, Dewey Ballantine may require and rely upon representations contained in letters from Bay View, FMAC and others.

      5.11 BENEFITS AND RELATED MATTERS. (a) The FMAC Benefit Plans that apply generally and uniformly to full-time employees of FMAC and/or the FMAC Subsidiaries shall be continued after the Effective Time as plans of Bay View, until such time as such employees are integrated into Bay View's employee benefit plans that are available to other employees of Bay View and the Bay View Subsidiaries on a general and uniform basis, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Bay View shall take such steps as are necessary or required to integrate the employees of FMAC and the FMAC Subsidiaries in Bay View employee benefit plans available to other employees of Bay View and Bay View Subsidiaries as soon as practicable after the Effective Time, (i) with full credit for prior service with FMAC for all purposes other than determining the amount of benefit accruals under any defined benefit plan,
(ii) without any waiting periods, evidence of insurability, or application of any pre-existing condition limitations (to the extent coverage is being provided therefore under FMAC's health insurance plan), and (iii) with full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums, and all other similar limitations for the applicable plan year during which the Merger is consummated.

      5.12 RESERVATION OF SHARES TO SATISFY FMAC CONTINUING OPTIONS. Bay View shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Bay View Common Stock for delivery upon exercise of Continuing Options. As soon as practicable after the Effective Time, Bay View shall file an appropriate registration statement with respect to the shares of Bay View Common Stock subject to Continuing Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

      5.13 LISTING. Bay View shall use all reasonable efforts to cause the shares of Bay View Common Stock to be issued in the Merger, and the shares of Bay View Common Stock to be reserved for issuance upon exercise of Continuing Options, to be approved for listing on the Nasdaq Stock Market or New York Stock Exchange, Inc. (or such other national securities exchange or stock market on which the Bay View Common Stock shall then be traded), subject to official notice of issuance, prior to or as of the Closing.

      5.14  INDEMNIFICATION: DIRECTORS' AND OFFICERS' INSURANCE.

            (a) From and after the Effective Time, Bay View shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of FMAC or any of the FMAC Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses, liabilities or judgments, or amounts that are paid in settlement

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



      with the approval of Bay View (which approval shall not be unreasonably withheld), of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of FMAC or any FMAC Subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), in each case to the full extent FMAC would have been permitted under Delaware law and its Certificate of Incorporation and By-laws to indemnify such person (and FMAC shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking required by Section 145(e) of the DGCL). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time shall be reasonably satisfactory to Bay View; (ii) after the Effective Time, Bay View shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and
      (iii) after the Effective Time, Bay View will use all reasonable efforts to assist in the defense of any such matter, provided that Bay View shall not be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.14, upon learning of any such claim, action, suit, proceeding or investigation, shall notify Bay View (but the failure so to notify Bay View shall not relieve it from any liability which it may have under this
      Section 5.14 except to the extent such failure  materially  prejudices Bay
      View), and shall deliver to Bay View the undertaking,  if any, required by
      Section 145(e) of the DGCL. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

            (b) Bay View shall also purchase and keep in force for six years directors' and officers' liability insurance to provide coverage for acts or omissions of the type and in the amount currently covered by FMAC's existing directors' and officers' liability insurance for acts or omissions occurring prior to the Effective Time, to the extent such insurance may be purchased or kept in full force without any material increase in the cost of the premium currently paid by Bay View for its directors' and officers' liability insurance (provided that if such insurance is not available without such a material increase, Bay View will substitute or cause FMAC to substitute therefor to the extent available at a cost not in excess of 200% of the current annual premium cost, single premium tail coverage with policy limits equal to FMAC's existing annual coverage limits).


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



            (c) The provisions of this Section 5.14 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, and each Indemnified Party's heirs and representatives.

      5.15 REPORTS TO THE SEC. On or after the Effective Time, Bay View shall continue to file all reports and data with the SEC necessary to permit stockholders of FMAC who may be deemed affiliates of FMAC within the meaning of Rule 145 under the Securities Act to sell Bay View Common Stock held or received by them in connection with the Merger pursuant to Rules 144 and 145 under the Securities Act if they would otherwise be so entitled.

      5.16 ENVIRONMENTAL REPORTS. FMAC shall cooperate with Bay View so that Bay View may as soon as reasonably practicable obtain, at Bay View's expense, a report of a phase one environmental investigation on all real property owned, leased or operated by FMAC or any of the FMAC Subsidiaries. If advisable in light of the phase one report with respect to any parcel of real property referred to above, in the reasonable opinion of Bay View, FMAC shall also cooperate with Bay View so that Bay View may obtain, at Bay View's expense, a report of a phase two environmental investigation to such designated parcels.

      5.17 IMPERMISSIBLE ACTIVITIES. FMAC shall use its reasonable best efforts to sell, transfer or otherwise dispose of, on terms satisfactory to Bay View, any of its or its Subsidiaries' businesses or activities that would be impermissible to be engaged in by Bay View Bank, either directly or indirectly.

      5.18 POST-MERGER. It is the current intention of Bay View to operate New FMAC as a wholly owned subsidiary of Bay View Bank, with a Board of Directors and Credit Committee of such Board that would include persons who are currently officers or directors of FMAC.

      5.19 FMAC ACKNOWLEDGMENTS. FMAC acknowledges (i) that nothing in this Agreement shall prohibit Bay View from, directly or indirectly, redeeming, purchasing or otherwise acquiring any of its capital stock prior to the Effective Time and (ii) that the parties shall cooperate with respect to (A) the possible relocation of the corporate headquarters of the FMAC insurance subsidiaries at or subsequent to the Effective Time and (B) all other matters to assure that the FMAC insurance subsidiaries comply with all applicable banking regulations for Bay View and the Bay View Subsidiaries to continue such insurance activities at and after the Effective Time.

      5.20 DIRECTOR OF BAY VIEW. The Board of Directors of Bay View shall take all requisite corporate action so that at the Effective Time the class of directors of Bay View with terms expiring in the year 2000 shall include Wayne Knyal. Subject to its fiduciary duties, the Board of Directors of Bay View shall nominate Mr. Knyal with respect to the Annual Meeting of Stockholders of Bay View scheduled to be held in May 2000 as a director to serve in the class of directors of Bay View with terms expiring in the year 2002.


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



      5.21 TRANSFER OF FMAC NAME. FMAC shall execute any instruments which Bay View reasonably deems necessary to enable New FMAC to be incorporated with the name Franchise Mortgage Acceptance Company.

      5.22 BAY VIEW ACKNOWLEDGMENT. Bay View acknowledges that it will succeed to the Bankers Mutual "earn-out" by operation of law.

      5.23 FMAC EMPLOYEES. It is the intention of New FMAC to retain the employees of FMAC. New FMAC shall institute a retention bonus program for up to 35 mid-level managers of FMAC to be named by FMAC upon the Closing, which program shall provide for a retention bonus of at least three months base salary for each manager who continues employment for his or her designated retention period.

      5.24 FINANCIAL REPORTING OBLIGATIONS AND TAX GROSS-UP PAYMENTS. FMAC shall cause the full amount of the financial charges and expense relating to (a) restricted stock awards, bonus stock awards and other stock awards, if any, and
(b) tax gross-up payments to be recorded on its financial books and records and financial statements for financial reporting purposes under GAAP on a pre-acquisition basis prior to the Closing Date. All tax gross-up payments shall be paid by FMAC prior to the Closing Date.

                                   ARTICLE VI

                                   CONDITIONS

      6.1 CONDITIONS TO THE OBLIGATIONS OF BAY VIEW. Notwithstanding any other provision of this Agreement, the obligations of Bay View to consummate the Merger are subject to the following conditions precedent (except as to those which Bay View may choose to waive):

            (a) all of the representations and warranties made by FMAC in this Agreement and in any documents or certificates provided by FMAC shall have been true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time;

            (b) FMAC shall have performed in all material respects all obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

            (c) there shall not have been any action taken or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated by this Agreement by any federal or state government or governmental agency or instrumentality or court, which would prohibit ownership or operation of all or a portion of the business or assets of FMAC or any FMAC Subsidiary by Bay View or any Bay View Subsidiary, or would compel Bay View or any Bay View Subsidiary to dispose of all or a portion of the business or assets of FMAC or any FMAC Subsidiary, as a result of this Agreement, or which would render any party hereto unable to consummate the transactions contemplated by this Agreement;

            (d) FMAC shall not have suffered a Material Adverse Effect;

            (e) no regulatory authority shall impose any unduly burdensome condition relating to the transactions contemplated by this Agreement such that it would substantially deprive Bay View of the economic benefits of the transactions contemplated by this Agreement, as determined in the reasonable judgment of Bay View;

            (f) Bay View shall have received a certificate signed by the President and Chief Executive Officer of FMAC, dated as of the Effective Time, certifying that based upon his best knowledge, the conditions set forth Sections 6.1(a), (b), (d), (h), (i), (j), (k) and (l) hereof have been satisfied;

            (g) Bay View shall have received the written affiliates' agreements described in Section 5.3 hereof;

            (h) Dissenting Shares shall not exceed 7% of the issued and outstanding FMAC Common Stock;

            (i) The consolidated stockholders' equity of FMAC as of the Closing Date determined in accordance with GAAP (the "Closing Equity") shall be no less than $150,000,000, provided that for purposes of this provision the Closing Equity shall be increased by the after-tax amount of (i) all Merger related fees, costs and expenses, including, but not limited to, the fees and expenses of First Boston pursuant to its engagement letter set forth in Section 5.4 of the FMAC Disclosure Schedule, printing and mailing costs, and legal and accounting fees, subject to the limitation set forth in Section 5.4 of the FMAC Disclosure Schedule, to the extent previously expensed, and (ii) any reserves, accruals or charges taken by FMAC at the request of Bay View pursuant to Section 5.5(b)(vi), in each case to the extent such amounts have reduced Closing Equity;

            (j) FMAC shall have sold, transferred or otherwise disposed of, on terms reasonably satisfactory to Bay View, all of its or its Subsidiaries' businesses or activities that would be impermissible to be engaged in by Bay View Bank, either directly or indirectly;

            (k) FMAC shall have obtained all consents, approvals or waivers of all persons (other than regulatory authorities) under all the material contracts, agreements, permits, authorizations and licenses set forth on
      Section 6.1(k) of the FMAC Disclosure Schedule and all such consents, approvals or waivers shall be in full force and effect; and

            (l) FMAC shall have achieved Year 2000 Compliance.

      6.2 CONDITIONS TO THE OBLIGATIONS OF FMAC. Notwithstanding any other provision of this Agreement, the obligations of FMAC to consummate the Merger are subject to the following conditions precedent (except as to those which FMAC may choose to waive):

            (a) all of the representations and warranties made by Bay View in this Agreement and in any documents or certificates provided by Bay View shall have been true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made on and as of the Effective Time;

            (b) Bay View shall have performed in all material respects all of its obligations and shall have complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it prior to or at the Effective Time;

            (c) Bay View shall not have suffered a Material Adverse Effect; and

            (d) FMAC shall have received a certificate signed by the President and Chief Executive Officer of Bay View, dated as of the Effective Time, that based upon his best knowledge, the conditions set forth in Sections 6.2(a), (b) and (c)
      have been satisfied.

      6.3 CONDITIONS TO THE OBLIGATIONS OF THE PARTIES. Notwithstanding any other provision of this Agreement, the obligations of Bay View on the one hand, and FMAC on the other hand, to consummate the Merger are subject to the following conditions precedent (except as to those which Bay View or FMAC may choose to waive):

            (a) this Agreement, including the Merger, shall have received the requisite approval of the stockholders of Bay View in accordance with the applicable provisions of the Bylaws of Bay View and the DGCL and the requisite approval of the stockholders of FMAC in accordance with the applicable provisions of the Bylaws of FMAC and the DGCL.

            (b) no preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect;

            (c) the parties shall have received all applicable regulatory approvals and consents to consummate the transactions contemplated in this Agreement and all required waiting periods shall have expired;

            (d) the Registration Statement shall have been declared effective under the Securities Act and no stop orders shall be in effect and no proceedings for such purpose shall be pending or threatened by the SEC and, if the offering for sale of the Bay View Common Stock in the Merger pursuant to this Agreement is subject to the securities laws of any state, the Registration Statement shall not be subject to a stop order of any state securities authority;

            (e) each party shall have received the tax opinion addressed to it referred to in Section 5.10 of this Agreement; and

            (f) the Bay View Common Stock to be issued to holders of FMAC Common Stock shall have been approved for listing on the Nasdaq National Market or New York Stock Exchange subject to official notice of issuance.

                                   ARTICLE VII

                         TERMINATION; AMENDMENT; WAIVER

      7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time:

            (a) By the mutual written consent of the Boards of Directors of Bay View and
      FMAC;

            (b) By Bay View or FMAC if any governmental authority has denied approval of the Merger and such denial has become final and nonappealable;

            (c) By Bay View or FMAC at any time after the (i) stockholders of FMAC fail to approve this Agreement and the Merger by the requisite vote at the FMAC Stockholders' Meeting or (ii) the stockholders of Bay View fail to approve this Agreement and the Merger by the requisite vote at the Bay View Stockholders' Meeting;

            (d) By Bay View or FMAC, in the event of a material breach by the other party of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant hereto, which breach cannot be or is not cured within 30 days after written notice of such breach is given by the non-breaching party to the party committing such breach;

            (e) By Bay View or FMAC on or after January 15, 2000, in the event the Merger has not been consummated by such date (provided, that the terminating party is not then in material breach of any representation, warranty, covenant or agreement contained herein or in any schedule or document delivered pursuant thereto);

            (f) By Bay View after March 24, 1999, if employment agreements satisfactory to Bay View have not been entered into by at least the persons named on Section 7.1(f) of the FMAC Disclosure Schedule.

            (g) By FMAC, if its Board of Directors so determines by a majority vote of members of its entire Board, at any time during the five-day period commencing with the Valuation Date, if the following conditions are satisfied:

                  (i)   the Final Bay View Price is less than
            $17.50; and

                  (ii)  the Bay View Ratio is less than the Index Ratio;

      subject, however, to the following three sentences: If FMAC elects to exercise its termination right pursuant to this Section 7.1(g), it shall give prompt written notice to Bay View. During the seven-day period commencing with its receipt of such notice, Bay View shall have the option to elect to increase the Exchange Ratio to equal the lesser of: (i) the quotient obtained by dividing (1) the product of $17.50 and the Exchange Ratio (as then in effect) by (2) the Final Bay View Price; and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Bay View Ratio. If Bay View makes an election contemplated by the preceding sentence, within such seven-day period, it shall give prompt written notice to FMAC of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7.1(g) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified) and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7.1(g).

      For the purposes of this Section 7.1(g), the following terms shall have the meanings indicated:

     "Bay View Ratio" means the number obtained by dividing the Final Bay View Price by $20.00.

     "Index Ratio" means the number obtained by first dividing the Final Index Price by the Initial Index Price and then subtracting from that quotient 0.125.

     "Initial Index Price" means the weighted average of the Initial Prices for each company comprising the Index Group.

     "Initial Price," with respect to any company, means the closing sales price of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, on the trading day immediately preceding the public announcement of this Agreement.

     "Final Bay View Price" means the Final Price of Bay View Common Stock.


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



     "Final Index Price" means the weighted average of the Final Prices for each company comprising the Index Group.

     "Final Price," with respect to any company, means the average of the daily closing sales prices of a share of common stock of such company, as reported on the consolidated transaction reporting system for the market or exchange on which such common stock is principally traded, during the period of 20 trading days ending on the Valuation Date. If a company declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the date of this Agreement and the Valuation Date, the prices for the common stock of such company shall be appropriately adjusted for the purposes of determining the Final Price.

     "Index Group" means the15 companies listed below, the common stock of all of which shall be publicly traded and as to which there shall not have been a publicly announced proposal at any time during the period beginning on the trading day immediately preceding the public announcement of this Agreement and ending on the Valuation Date for any such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Final Index Price and the Initial Index Price. The 15 companies and the weights attributed to them are as follows:

             Holding Company                        Weighting
--------------------------------------------------------------------

FirstFed Financial Corp.                                 2.76%
GreenPoint Financial Corp.                              12.36
Sovereign Bancorp, Inc.                                 21.44
Webster Financial Corp.                                  4.87
Bank United Corp.                                        4.12
People's Bank                                            8.32
Downey Financial Corp.                                   3.68
Washington Federal Inc.                                  7.31
St. Paul Bancorp Inc.                                    5.32
PFF Bancorp Inc.                                         2.02
Queens County Bancorp Inc.                               2.78
MAF Bancorp Inc.                                         3.26
TCF Financial Corp.                                     11.18
Harris Financial Inc.                                    4.39
Northwest Bancorp Inc.                                   6.19

            "Valuation Date" means the day that is the latest of
(i) the day on which the last of the required regulatory approvals is obtained and (ii) the day on which the last of the required stockholder approvals has been received.

      (h) by FMAC, by written notice to Bay View prior to the approval of this Agreement and the Merger by the FMAC stockholders, if FMAC receives an Acquisition Proposal on terms and conditions which the FMAC Board of Directors determines, after receiving the advice of its outside counsel, that to proceed with the Merger will violate the fiduciary duties of the Board of Directors to FMAC's stockholders; PROVIDED, HOWEVER, that FMAC shall not be entitled to terminate this Agreement pursuant to this clause (h) unless it shall have provided Bay View with written notice of such a possible determination (which written notice will inform Bay View of the material terms and conditions of the proposal, including the identity of the proponent) and a copy not less than two business days prior to such determination.

      (i) By Bay View if FMAC receives an Acquisition Proposal and FMAC's Board of Directors does not, within ten business days but not later than five days prior to the FMAC Stockholders' Meeting, publicly recommend against such proposal, provided that if the Acquisition Proposal is not made public, FMAC may reject the Acquisition Proposal by written notice to the offeror and providing Bay View with a copy thereof, and provided, further, that if Bay View is entitled to terminate pursuant to this Subsection, it must give its notice of termination during the eleventh through twentieth business days after FMAC provides Bay View notice of its receipt of such Acquisition Proposal.


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



      In the event a party elects to effect any termination pursuant to Section 7.1(b) through 7.1(i) above, it shall give written notice to the other party hereto specifying the basis for such termination and certifying that such termination has been approved by the vote of a majority of the members of its Board of Directors.

      7.2   LIABILITIES AND REMEDIES; BREAK-UP FEE.

            (a) In the event of termination of this Agreement as provided in Sections 7.1(a) through 7.1(c), or Sections 7.1(e) through 7.1(i), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Bay View or FMAC or their respective officers or directors except for the obligations set forth in Section 5.1(b), Section
      5.4 and Section 7.2, which  obligations  shall survive.  Termination under
      Section 7.1(e) or (f) shall also release the parties from any liability or obligations under Sections 7.2(b) through 7.2(d). In the event of termination of this Agreement as provided in Section 7.1(d), Section 5.1(b), Section 5.4 and Section 7.2 shall survive, and the non-breaching party shall be entitled to such remedies and relief against the breaching party as are available at law or in equity; provided, however, no remedy at law or for damages shall be available to the non-breaching party on account of a breach of representation or warranty by the breaching party unless such breach was willful. Moreover, the non-breaching party without terminating this Agreement shall be entitled to specifically enforce the terms hereof against the breaching party in order to cause the Merger to be consummated. Each party acknowledges that there is not an adequate remedy at law to compensate the other parties relating to the non-consummation of the Merger. To this end, each party, to the extent permitted by law, irrevocably waives any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.

            (b) Bay View shall be entitled to a break-up fee of $8,000,000 in cash payable on demand in immediately available funds, as its sole and exclusive remedy, if: (i) either this Agreement is terminated by FMAC under Section 7.1(h) or by Bay View under Section 7.1(i); or (ii) this Agreement is terminated for any reason other than a proper termination by FMAC under Section 7.1(d), and in the case of this subpart (ii) one of the following events has occurred or occurs:

                  (i) the FMAC Stockholders' Meeting does not take place by December 31, 1999;

                  (ii)  the  Board  of  Directors  of FMAC  fails  to  recommend approval of this Agreement and the Merger to the stockholders of FMAC, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Merger to the stockholders of FMAC, and this Agreement and the Merger are not approved by the stockholders of FMAC by the requisite vote at the FMAC Stockholders' Meeting; or

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



                  (iii) an Acquisition  Proposal  occurs between the date hereof and the time of the FMAC Stockholders' Meeting and this Agreement and the Merger are not approved by the stockholders of FMAC by the requisite vote at the FMAC Stockholders' Meeting.

      In order to obtain  the  benefit  of the  break-up  fee  provided  in this
      Section 7.2(b), Bay View shall be required to execute a waiver of its rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that it might have under Section 7.2(a).

            (c) FMAC shall be entitled to a break-up fee of $8,000,000 in cash payable on demand in immediately available funds, as its sole and exclusive remedy, if: (i) this Agreement is terminated for any reason other than a proper termination by Bay View under Section 7.1(d) and (ii) one of the following events has occurred or occurs:

                  (i) the Bay View Stockholders'  Meeting does not take place by
            December 31, 1999; or

                  (ii) the Board of  Directors  of Bay View  fails to  recommend approval of this Agreement and the Merger to the stockholders of Bay View, or such Board of Directors shall adversely alter or modify its favorable recommendation of this Agreement and the Merger to the stockholders of Bay View, and this Agreement and the Merger are not approved by the stockholders of Bay View by the requisite vote at the Bay View Stockholders' Meeting.

      In order to obtain  the  benefit  of the  break-up  fee  provided  in this
      Section 7.2(c), FMAC shall be required to execute a waiver of its rights under Section 7.2(a) above, and shall not have taken any action to enforce any right that it might have under
      Section 7.2(a).

            (d)(i)If FMAC is not then in material breach of this Agreement and either:

                  (A) any  governmental  authority  has denied  approval  of the
            Merger and such denial has become final and nonappealable (provided that such denial is not the result, in whole or in part, of FMAC's failure to meet such authority's requirements for year 2000 compliance); or

                  (B) all three of the following conditions are met:

                        (x) the stockholders of Bay View fail to adopt this Agreement; (y) the stockholders of FMAC adopt this Agreement; and (z) FMAC is not then entitled to a break up fee under Section 7.2(c), then upon termination of this Agreement Bay View shall reimburse FMAC for its third party expenses relating to this Agreement and the transactions contemplated hereby in an amount up to $500,000.

            (ii) If Bay View is not then in material breach of this Agreement and all three of the following conditions are met:

                  (x) the stockholders of FMAC fail to adopt this Agreement; (y) the stockholders of Bay View adopt this Agreement; and (z) Bay View is not then entitled to a break up fee under Section 7.2(b), then upon termination of this Agreement FMAC shall reimburse Bay View for its third party expenses relating to this Agreement and the transactions contemplated hereby in an amount up to $500,000.

      7.3 SURVIVAL OF AGREEMENTS. In the event of termination of this Agreement by either Bay View or FMAC as provided in Section 7.1, this Agreement shall forthwith become void and have no effect except that the agreements contained in
Section 5.1(b), Section 5.4 and Section 7.2 hereof shall survive the termination hereof.

      7.4 AMENDMENT. This Agreement may be amended by the parties hereto by action taken by their respective Boards of Directors at any time before or after approval hereof by the stockholders of FMAC and Bay View but, after such approval, no amendment shall be made which changes the form of consideration or the value of the consideration to be received by the stockholders of FMAC without the approval of the stockholders of FMAC and Bay View. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. The parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement, not inconsistent with the purposes hereof as may be required to effect or facilitate any regulatory approval or acceptance of the Merger or of this Agreement or to effect or facilitate any regulatory or governmental filing or recording required for the consummation of any of the transactions contemplated hereby.

      7.5 WAIVER. Any term, provision or condition of this Agreement (other than the requirement of FMAC stockholder approval) may be waived in writing at any time by the party which is entitled to the benefits hereof. Each and every right granted to any party hereunder, or under any other document delivered in connection herewith or therewith, and each and every right allowed it by law or equity, shall be cumulative and may be exercised from time to time. The failure of a party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by any party of a condition or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, covenant, representation or warranty of this Agreement. No investigation, review or audit by a party of another party prior to or after the date hereof shall estop or prevent such party from exercising any right hereunder or be deemed to be a waiver of any such right.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

      8.1 SURVIVAL. All representations, warranties, covenants, agreements and obligations of the parties in this Agreement or in any instrument delivered to one another by the parties pursuant to this Agreement (other than the covenants, agreements and obligations of Bay View set forth herein which by their stated terms are to be performed after the Effective Time) shall not survive the Effective Time.

      8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile transmission or by registered or certified mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed to be delivered on the date so delivered:

            (a)   if to Bay View:

                    Edward H.  Sondker
                    President and Chief Executive Officer
                    Bay View Capital Corporation
                    1840 Gateway Drive
                    San Mateo, California 94404

                  copies to:

                    Barry P. Taff, P.C.
                    Christopher R. Kelly, P.C.
                    Silver, Freedman & Taff, L.L.P.
                    ll00 New York Ave., N.W.
                    Washington, D.C.  20005




            (b)   if to FMAC:

                    Wayne L.  Knyal
                    Chief Executive Officer
                    Franchise Mortgage Acceptance Company
                    1888 Century Park East

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



                    3rd Floor
                    Los Angeles, California 90067

                  copies to:
                    Robert M. Smith
                    Dewey Ballantine LLP
                    333 South Hope Street
                    Los Angeles, California 90071

                    and

                    Michael L. Matkins
                    Mark J. Kelson
                    Allen, Matkins, Leck, Gamble & Mallory LLP
                    1999 Avenue of the Stars
                    Suite 1800
                    Los Angeles, California 90067


      8.3 APPLICABLE LAW. This Agreement shall be construed and interpreted according to the laws of the State of Delaware without regard to conflicts of laws principles thereof, except to the extent that the federal laws of the United States apply.

      8.4 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      8.5 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

      8.6 ENTIRE AGREEMENT; BINDING EFFECT; NON-ASSIGNMENT; COUNTERPARTS; EFFECT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement between the parties hereto and supersedes all other prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof (excluding any confidentiality agreement between the parties hereto); and (ii) is not intended to confer upon any other person any rights or remedies hereunder except as specifically provided herein. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party hereto. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

      The undersigned have caused this Agreement to be executed as of the day and year first above written.

                                        BAY VIEW CAPITAL CORPORATION


                                        By /s/ David A. Heaberlin
                                           --------------------------
                                           David A. Heaberlin
                                           Executive Vice President and Chief
                                           Financial Officer


                                        FRANCHISE MORTGAGE ACCEPTANCE COMPANY


                                        By /s/ Wayne L. Knyal
                                           --------------------------
                                           Wayne L. Knyal
                                           President and Chief Executive
                                           Officer

                                                                    EXHIBIT 99.1

                                                                    NEWS RELEASE



                        NASDAQ SYMBOL: BVCC
                        Web Site: www.bayviewcapital.com
                        Contact: David A. Heaberlin
                                 (650) 312-7272

                        NASDAQ SYMBOL: FMAX
                        Web Site: www.fmax.com
                        Contact: Franchise Mortgage Acceptance Company
                                 Kevin T. Burke
                                 (310) 229-2617



FOR IMMEDIATE RELEASE


March 11, 1999


              BAY VIEW CAPITAL AND FRANCHISE MORTGAGE ACCEPTANCE
                      ANNOUNCE DEFINITIVE MERGER AGREEMENT

SAN MATEO, CALIFORNIA - Bay View Capital Corporation (the "Company" or "Bay View") and Franchise Mortgage Acceptance Company ("FMAC") today announced that they have executed a Definitive Merger Agreement providing for the merger of Southern California-based FMAC with the Company. FMAC is one of the nation's leading small business lenders specializing in franchise concept loans. Bankers Mutual ("Bankers"), a division of FMAC, is one of the nation's leading multi-family lenders. Following the merger, FMAC will operate as a subsidiary of Bay View Bank, N.A. ("BVB").

   Edward H. Sondker, the Company's President and Chief Executive Officer, commented, "FMAC provides Bay View with a significant small business platform focused on the restaurant, energy and multi-family lending segments. The focus of this merger, which is estimated to be accretive to earnings per share from day one, is asset generation and revenue expansion as compared with cost savings. We anticipate that FMAC, including Bankers, will originate in excess of $2.8 billion in loans in the first year following the merger. This level of asset production provides Bay View with significant future growth opportunities and helps to resolve the challenge we have faced over the past year with the high level of mortgage-related prepayments. While we intend to continue selling Bankers' multi-family loan production through Fannie Mae and Freddie Mac, we do intend to portfolio a portion of the commercial franchise loans originated, resulting in an accelerated transformation of our balance sheet to higher-yielding consumer and commercial assets."

   Wayne L. "Buz" Knyal, FMAC's President and Chief Executive Officer, commented, "This merger significantly enhances our funding alternatives and provides us with a powerful array of lending products to further solidify our leadership position in the franchise and multi-family lending sectors."

TRANSACTION STRUCTURE

   In accordance with the terms of the Definitive Agreement, the Company will acquire all of the common stock of FMAC for consideration currently valued at approximately $309 million. Each share of FMAC common stock will be entitled to receive, at the election of the holder, either $10.25 in cash, or .5125 shares of the Company's common stock. The FMAC shareholder elections are subject to the aggregate number of shares of FMAC common stock to be exchanged for the Company's common stock being equal to 60% of the number of shares of FMAC common stock outstanding immediately prior to closing the transaction and no FMAC shareholder owning more than 9.9% of the Company's common stock, on a pro forma basis.

   The Definitive Agreement also provides for an additional payment of up to $30 million in connection with the earn-out provision of FMAC's April 1998 purchase of Bankers.

     Simultaneous with the merger, the Company will contribute substantially all of the assets and liabilities of FMAC to a newly organized and wholly owned subsidiary of BVB. The transaction is expected to close during the third quarter of 1999, subject to approval by both the Company's and FMAC's shareholders and subject to necessary regulatory approvals.

   In connection with the merger, BVB will purchase approximately $400 million in commercial loans from FMAC through the end of the first quarter of 1999. BVB may also purchase additional levels of commercial loans through the closing date of the transaction. This arrangement is expected to mitigate BVB's exposure to loan prepayments during the first half of 1999.

   David A. Heaberlin, the Company's Executive Vice President and Chief Financial Officer, commented, "The accretive nature of this transaction is consistent with the Company's mission of enhancing shareholder value. In addition to providing the Company with national leaders in their respective market niches, the transaction provides an estimated book EPS accretion of $0.15 per share, or 10%, in the first year following the merger and $1.13 per share, or 65%, in the second year. Further, the tangible book value dilution associated with the merger, resulting from the additional goodwill generated, is anticipated to be recovered after only two years due to the significant levels of tangible cash earnings generated."

PROFILE OF FMAC

   FMAC is a commercial finance company originating and servicing loans to small businesses, with a primary focus on established national and regional restaurant franchise concepts and other branded concepts such as service stations and convenience stores.

   Since commencing business in 1991, FMAC has become a leading lender to national and regional quick service restaurant franchisees and has developed a growing presence in the casual dining sector. FMAC's focus also includes financing retail energy licensees (e.g., service stations with multiple sources of cash flows).

     FMAC originates primarily long-term fixed-rate and variable-rate loans and has traditionally sold such loans either through securitizations or whole loan sales to institutional investors on a servicing retained basis. FMAC's loan products are attractive investments to institutional investors because of the credit profile of its borrowers, relatively long loan terms, call protection through substantial prepayment penalties, and appropriate risk-adjusted yields.

     FMAC originates loans and leases through 35 marketing offices in 20 states. Since FMAC's inception in 1991 through December 31, 1998, it has funded approximately $3.8 billion in loans and leases.

     During 1998, FMAC formed a wholly owned insurance brokerage subsidiary, FMAC Insurance Services, Inc., which offers property, casualty and employee benefits policies and programs to businesses nationwide on an agency basis.

PROFILE OF BANKERS MUTUAL

     FMAC acquired substantially all of the assets and liabilities of Bankers Mutual and Bankers Mutual Mortgage, Inc. under an Asset Purchase Agreement effective April 1, 1998.

     Bankers, founded in 1980, originates multi-family income producing property loans under programs with Fannie Mae and Freddie Mac. Bankers is one of a select number of participating members of Fannie Mae's Delegated Underwriting and Servicing("DUS") program. During 1998, Bankers was the second largest originator in Fannie Mae's DUS program nationally. Bankers also participates in Freddie Mac's Program Plus seller-servicer program. During 1998, Bankers closed over $1 billion in multi-family loans.

     During 1998, FMAC, including Bankers, originated approximately $2.1 billion in loans and leases and had a combined servicing portfolio, including loans and leases classified as held-for-sale, of $5.4 billion. Currently, this portfolio is approximately $6.0 billion.

MANAGEMENT TEAM

     FMAC and Bankers are collectively led by a team of executive officers with extensive industry and professional experience. Wayne L. "Buz" Knyal, FMAC's founder and a pioneer in franchise securitizations, is President and Chief Executive Officer.

     Trent D. Brooks, President, Bankers Mutual, has been with FMAC since its acquisition of Bankers in April 1998. Previously, Mr. Brooks served as President of Bankers Mutual and Bankers Mutual Mortgage, Inc., having joined Bankers Mutual in 1984.

     Donald W. Hakes serves as President of FMAC's Energy Finance Group, which provides loans to national and regional businesses that distribute petroleum products.

     Thomas J. Schuldt serves as President of FMAC's Diversified Finance Group, which includes the restaurant, golf and funeral lending divisions.

     Kevin T. Burke, Executive Vice President, Capital Markets, is responsible for FMAC's investing, financing and securitization activities.

     Mr. Knyal and key managerial personnel are expected to remain with the Company.

ASSET QUALITY

     FMAC's and Bankers' borrowers are generally either small business operators or multi-family income producing property owners, with proven operating experience and a history of generating positive operating cash flows. FMAC relies primarily upon its assessment of enterprise value, based in part on independent third-party valuations, and historical operating cash flows to make credit determinations, as opposed to relying solely on the value of real estate and other collateral.

     Both FMAC and Bankers have outstanding credit histories as evidenced by their de minimus level of combined credit losses, aggregating only approximately $2 million, over their eight-year and 20-year lives, respectively. The credit quality of the portfolio is further evidenced by the low level of loan and lease delinquencies at December 31, 1998, including serviced assets, as follows:


                                              % of Loans
   (Dollars in millions)        Balance       and Leases
---------------------------    ----------     -----------



Loans and leases in
  servicing portfolio          $  5,423           100.00%

30-59 days delinquent          9                    0.16
60-89 days delinquent          2                    0.04
90 days or more days
  delinquent                   58                   1.06
                              -----------      ---------
Total delinquent               $     69             1.26%
                               ==========     ===========

FINANCIAL ANALYSIS

     The transaction will be accounted for under the purchase method of accounting and will generate goodwill currently estimated at approximately $235 million, which the Company expects to amortize on a straight-line basis over a 15-year period. As the transaction is structured as a tax-free reorganization, most of the goodwill generated will be nondeductible for income tax purposes. Assuming a full pay-out of the $30 million contingent payment in connection with FMAC's acquisition of Bankers, approximately $68 million of this goodwill will retain its deductibility for income tax purposes.

     The price/earnings ("P/E") multiple for this transaction represents approximately 10.5x FMAC's estimated 1999 earnings, as reported by First Call. This P/E multiple includes the impact of the aforementioned $30 million contingent payment in connection with FMAC's purchase of Bankers. This compares with an average of 17.0x earnings for comparable commercial finance acquisitions since 1996. The transaction price represents 2.27x FMAC's book value compared with an average of 2.6x book value for comparable commercial finance acquisitions since 1996.

   The transaction is expected to be accretive on both a book and tangible cash earnings per share ("EPS") basis. These projections include securitization gain assumptions significantly below historically achieved levels, reflecting the recent illiquidity in the securitization market. Securitization gains are estimated at 2.7% of securitized assets. This compares with FMAC's actual cash gains from securitizations of approximately 8% during 1997 and 1998, most of which were executed prior to the market turbulence of last fall.

   The following tables illustrate the estimated accretion during the first and second years following the merger consummation. The accretive impact is compared with the Company's consensus estimates assuming that the transaction closed January 1, 1999.


                                                     YEAR 1
                                          ----------------------------

                                             BOOK        TANGIBLE CASH
                                          -----------    --------------

First Call 1999 consensus estimate        $      1.53    $         1.53
Cash basis adjustments:

  Intangible amortization
     (including stock-
     based compensation)                           --              0.53
                                          -----------    --------------
Forecasted before FMAC                           1.53              2.06
Accretive impact of merger                       0.15              0.43
Forecasted after FMAC                     $      1.68    $         2.49
                                          ===========    ==============

Percentage accretion                               10%               21%
                                          ===========    ==============


                                                     YEAR 2
                                          ----------------------------

                                             BOOK        TANGIBLE CASH
                                          -----------    --------------

First Call 2000 consensus estimate        $      1.74    $         1.74
Cash basis adjustments:

  Intangible amortization
     (including stock-
     based compensation)                           --              0.53
                                          -----------    --------------
Forecasted before FMAC                           1.74              2.27
Accretive impact of merger                       1.13              1.42
Forecasted after FMAC                     $      2.87    $         3.69
                                          ===========    ==============

Percentage accretion                               65%               62%
                                          ===========    ==============

OTHER CONSIDERATIONS

   The Definitive Agreement provides that FMAC must be Year 2000 compliant under regulatory standards as a condition of closing.

   A Voting Agreement has been executed with one of FMAC's significant shareholders, representing approximately 38% of FMAC's outstanding common shares, which provides that this shareholder may not sell its FMAC shares during the term of the Definitive Agreement and will vote in favor of the merger.

   In conjunction with the merger, Mr. Knyal will have an ownership interest in the Company in excess of 5% and will hold a seat on the Company's Board of Directors.

FINANCIAL AND LEGAL ADVISORS

   Lehman Brothers acted as financial advisors to the Company and Silver, Freedman & Taff served as its legal counsel. CS First Boston acted as financial advisors to FMAC and Dewey Ballantine LLP and Allen, Matkins, Leck, Gamble & Mallory LLP served as its legal counsel.

BVCC CORPORATE PROFILE

   Bay View Capital Corporation is a $5.6 billion diversified financial services holding company headquartered in San Mateo, California. It is the parent company of Bay View Bank, N.A. and its subsidiaries Bay View Acceptance Corporation and Bay View Commercial Finance Group.

FORWARD-LOOKING STATEMENTS

   When used in this or future press releases, in the Company's filings with the Securities and Exchange Commission or other public or shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "may", "estimates", "anticipates",
"would like", "will be", "will enable", "will enhance", "should be able", "should allow", "to be able", "to ensure", "we expect", "we believe", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including, but not limited to, regional and national economic conditions; changes in the levels of market interest rates; credit risks associated with real estate, consumer, commercial, and other lending activities; competitive and regulatory factors; changes in accounting principles; changes in the market value of the Company's common stock; the Company's inability to achieve synergies in the FMAC, America First Eureka Holdings, Inc., Ultra Funding, Inc., Bay View Commercial Finance Group, and Bay View Credit acquisitions and to sustain or improve the performance of its subsidiaries; the Company's inability to identify suitable future acquisition candidates; and the Company's inability to achieve the assumptions as defined in its strategic plans, including any assumptions related to both consummated and contemplated acquisitions, could cause actual results to differ materially from those projected. The Company does not undertake, and specifically disclaims any obligations, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.


NON-GAAP PERFORMANCE MEASURES

     Non-GAAP performance measures contained in this press release, including tangible cash earnings, are calculated excluding the amortization of intangible assets. These measures are not measures of performance under generally accepted accounting principles ("GAAP") and should not be considered an alternative to net income as an indicator of the Company's operating performance. Such amounts are included herein as management believes they are useful tools for investors and analysts in assessing the Company's performance and trends excluding the impact of such items. These measures may not be comparable to similarly titled measures reported by other companies.

                                                                    EXHIBIT 99.2





                                 March 11, 1999



Bay View Capital Corporation
1840 Gateway Drive
San Mateo, California 94404

Dear Sirs:

      The undersigned understands that BAY VIEW CAPITAL CORPORATION ("Bay View") and FRANCHISE MORTGAGE ACCEPTANCE COMPANY ("FMAC") are entering into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") providing for, among other things, the merger of FMAC into Bay View (the "Merger"), in which the outstanding shares of common stock of FMAC will be exchanged for a combination of cash and shares of common stock of Bay View.

      The undersigned is a stockholder of FMAC and is entering into this agreement to induce Bay View to enter into the Merger Agreement and to consummate the transactions contemplated thereby.

      The undersigned confirms its agreement with Bay View as follows:

      1. The undersigned represents, warrants and agrees that Schedule I annexed hereto sets forth the shares of the capital stock of FMAC of which the undersigned is the record or beneficial owner (the "Shares") and that the undersigned is on the date hereof the lawful owner of the Shares set forth in
Schedule I, free and clear of all liens, charges, encumbrances, voting agreements and commitments of every kind, except as disclosed in Schedule I. Except as set forth in Schedule I, the undersigned does not own or hold any rights to acquire any additional shares of the capital stock of FMAC (by exercise of stock options or otherwise) or any interest therein or any voting rights with respect to any additional shares.

      2. Except as required by law, the undersigned agrees that the undersigned will not, and will not permit any company, trust or other entity controlled by the undersigned to, contract to sell, sell or otherwise transfer or dispose of any of the Shares beneficially owned by the undersigned or any interest therein or securities convertible thereunto or any voting rights with respect thereto, other than pursuant to the Merger.

      3. The undersigned agrees that all of the Shares, together with any additional shares of capital stock of FMAC beneficially owned by the undersigned, directly or indirectly, at the record date for any meeting of stockholders of FMAC called to consider and vote to adopt the Merger Agreement and/or the transactions contemplated thereby will be voted by the undersigned in favor thereof.

      4. The undersigned agrees to, and will cause any company, trust or other entity controlled by the undersigned to, cooperate fully with Bay View in connection with the Merger Agreement and the transactions contemplated thereby. The undersigned agrees that the undersigned will not, and will not permit any such company, trust or other entity to, directly or indirectly, (including through its officers, directors, employees or other representatives) initiate, solicit or encourage any discussions, inquiries or proposals with any third party relating to an Acquisition Proposal (as defined in the Merger Agreement), or provide any such person with information or assistance or negotiate with any such person with respect to an Acquisition Proposal or agree to or otherwise assist in the effectuation of any Acquisition Proposal except as permitted by the Merger Agreement.

      5. The undersigned represents and warrants to Bay View that (i) the undersigned has all necessary power and authority to enter into this agreement and (ii) this agreement is the legal, valid and binding agreement of the undersigned, and is enforceable against the undersigned in accordance with its terms.

      6. The undersigned agrees that damages are an inadequate remedy for the breach by the undersigned of any term or condition of this agreement and that Bay View shall be entitled to a temporary restraining order and preliminary and permanent injunctive relief in order to enforce the agreements provided herein.

      7.  This  letter   agreement  shall   automatically   terminate  (i)  upon
termination of the Merger Agreement in accordance with its terms or (ii) at the Effective Time (as defined in the Merger Agreement).

      8. Except for the obligations set forth in paragraph 4 above (which are the identical obligations imposed upon the undersigned under the Merger Agreement), nothing herein is intended to place any restriction for actions to be taken by the undersigned in the undersigned's capacity as a director or officer of FMAC. The obligations herein relate to actions to be taken or not to be taken by the undersigned solely in the undersigned's capacity as a shareholder of FMAC.

      9. This agreement may be amended, modified or supplemented at any time by the written approval of such amendment, modification or supplement by the undersigned and Bay View.

      10. This agreement evidences the entire agreement among the parties hereto with respect to the matters provided for herein and there are no agreements, representations or warranties with respect to the matters provided for herein other than those set forth herein and in the Merger Agreement.

      11. The parties agree that if any provision of this agreement shall under any circumstances be deemed invalid or inoperative, this agreement shall be construed with the invalid or inoperative provisions deleted and the rights and obligations of the parties shall be construed and enforced accordingly.

      12. This agreement may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      13. The validity, construction, enforcement and effect of this agreement shall be governed by the internal laws of the State of Delaware.

      14. This agreement shall inure to the benefit of Bay View and its successors, and shall be binding upon and inure to the benefit of the undersigned and its successors, executors, personal representatives, administrators, heirs, legatees, guardians and other legal representatives. This agreement shall survive the death or incapacity of the undersigned.

      15. Nothing in this Agreement shall be construed to give Bay View any rights to exercise or direct the exercise of voting power as owner of the Shares, either beneficially or otherwise, for any purpose.

      16. The undersigned agrees that in the event of his breach Bay View shall be entitled to such remedies and relief against the undersigned as are available at law or in equity. The undersigned acknowledges that there is not an adequate remedy at law to compensate Bay View for a violation of this Agreement, and irrevocably waives, to the extent permitted by law, any defense that he might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief, or other equitable relief. The undersigned agrees to the granting of injunctive relief without the posting of any bond and further agrees that if any bond shall be required, such bond shall be in a nominal amount.

     17. Bay View agrees that it shall grant to the undersigned as of the Effective Time (as defined in the Merger Agreement) registration rights no less favorable than those which Imperial Credit Industries, Inc. ("ICI") enjoys under the Registration Rights Agreement dated as of August 26, 1997 between ICI and FMAC.

Please confirm that the foregoing correctly states the understanding between the undersigned and Bay View by signing and returning to Bay View a counterpart hereof.

                                          Very truly yours,

                                          FMAX HOLDINGS, LLC

                                          By: Imperial Credit Industries,
                                              Inc., a member



                                          By: /s/ H. Wayne Snavely
                                              -----------------------------
                                                  H. Wayne Snavely
                                                  Chairman of the Board,
                                                   President and
                                                   Chief Executive Officer



Accepted as of the 11th day
of March, 1999

BAY VIEW CAPITAL CORPORATION



By: /s/ Edward H. Sondker
    ------------------------
     Edward H. Sondker
     President and Chief Executive Officer

                                   SCHEDULE I

Number of shares of FMAC common stock
beneficially owned.....................               10,823,492